                                                                   EXHIBIT 4.2

             -----------------------------------------------------

                         LOAN AGREEMENT PROVIDING FOR A
                                SECURED TERM LOAN
                              OF UP TO $115,000,000

                         CROWLEY MARINE SERVICES, INC.,

                                  as Borrower,

                                       AND

        The Banks and Financial Institutions listed on Schedule I hereto, as Lenders,

                                       AND

                              DEN NORSKE BANK ASA,
                       acting through its New York branch,
                  as Administrative Agent and Security Trustee,

                                       AND

                          CROWLEY MARITIME CORPORATION,
                                  as Guarantor

             -----------------------------------------------------

                                December 24, 2003

                                TABLE OF CONTENTS

                                                                                               Page
                                                                                               ----
1.       DEFINITIONS AND ACCOUNTING TERMS..............................................          1

         1.01.    Certain Defined Terms................................................          1
         1.02.    Computation of Time Periods..........................................         19
         1.03.    Accounting Terms.....................................................         19

2.       AMOUNTS AND TERMS OF THE ADVANCES.............................................         19

         2.01.    The Loan.............................................................         19
         2.02.    Making the Loan......................................................         19
         2.03.    Fees.................................................................         20
                  (a)      Upfront Fees................................................         20
                  (b)      Agents' Fees................................................         20
         2.04.    Interest.............................................................         20
                  (a)      Scheduled Interest..........................................         20
                  (b)      Default Interest............................................         21
         2.05.    Repayments...........................................................         21
         2.06.    Prepayments..........................................................         21
                  (a)      Optional....................................................         21
                  (b)      Mandatory. Sale or Loss of Vessel...........................         22
         2.07.    Pro Rata Treatment...................................................         22
         2.08.    Increased Costs......................................................         22
         2.09.    Illegality...........................................................         23
         2.10.    Payments and Computations............................................         23
         2.11.    Taxes................................................................         24
         2.12.    Sharing of Payments, Etc.............................................         26
         2.13.    Use of Proceeds......................................................         27

3.       CONDITIONS TO  LENDING........................................................         27

         3.01.    Conditions Precedent.................................................         27
                  (a)      Corporate Authority.........................................         27
                  (b)      The Agreement...............................................         27
                  (c)      The Notes...................................................         27
                  (d)      The Creditors...............................................         28
                  (e)      Fees........................................................         28
                  (f)      Environmental Actions.......................................         28
                  (g)      Legal Opinions..............................................         28
                  (h)      Officer's Certificate.......................................         28
                  (i)      Vessel Documents............................................         28
                  (j)      Security Documents..........................................         29
                  (k)      Vessel Appraisals...........................................         29
                  (l)      ISM DOC.....................................................         29

                                                                                               Page
                                                                                               ----
                  (n)      Vessel Liens................................................         29
         3.02.    Further Conditions Precedent.........................................         29
                  (a)      Drawdown Notice.............................................         29
                  (b)      Representations and Warranties True.........................         30
                  (c)      No Default..................................................         30
                  (d)      No Material Adverse Effect..................................         30
         3.03.    Breakfunding Costs...................................................         30
         3.04.    Satisfaction after Drawdown..........................................         30

4.       REPRESENTATIONS AND WARRANTIES................................................         30

         4.01.    Representations and Warranties.......................................         30
                  (a)      Financial Condition; Ownership..............................         30
                  (b)      No Change...................................................         31
                  (c)      Corporate Existence; Compliance with Law....................         31
                  (d)      Corporate Power; Authorization; Enforceable Obligations.....         31
                  (e)      No Legal Bar................................................         31
                  (f)      No Material Litigation......................................         32
                  (g)      No Default..................................................         32
                  (h)      Ownership of Property; Liens................................         32
                  (i)      No Burdensome Restrictions..................................         32
                  (j)      Taxes.......................................................         32
                  (k)      Federal Margin Regulations..................................         33
                  (l)      ERISA Matters...............................................         33
                  (m)      Investment Company Act......................................         33
                  (n)      Subsidiaries................................................         33
                  (o)      Environmental Matters.......................................         34
                  (p)      Vessels.....................................................         35
                  (q)      Equity Ownership............................................         35
                  (r)      Compliance with ISM Code and ISPS Code......................         35
                  (s)      Threatened Withdrawal of DOC or SMC.........................         35
                  (t)      Insurance...................................................         35
                  (u)      Foreign Trade Control Regulations...........................         35
                  (v)      Indebtedness................................................         36
                  (w)      Payment Free of Taxes.......................................         36
                  (x)      No Proceedings to Dissolve..................................         36
                  (y)      Solvency....................................................         36
                  (z)      Survival....................................................         36

5.       COVENANTS OF THE LOAN PARTIES.................................................         36

         5.01.    Affirmative Covenants................................................         36
                  (a)      Financial Statements........................................         36
                  (b)      Certificates; Other Information.............................         37
                  (c)      Vessel Valuations...........................................         38
                  (d)      Payment of Obligations......................................         39
                  (e)      Conduct of Business and Maintenance of Existence............         39

                                                                                               Page
                                                                                               ----
                  (f)      Maintenance of Property; Insurance..........................         39
                  (g)      Inspection of Property; Books and Records; Discussions......         39
                  (h)      Notices.....................................................         40
                  (i)      Environmental Laws..........................................         41
                  (j)      Joint Venture Separateness..................................         42
                  (k)      Further Assurances..........................................         42
                  (l)      ISM Code and ISPS Code Matters..............................         43
         5.02.    Negative Covenants...................................................         43
                  (a)      Limitation on Indebtedness..................................         43
                  (b)      Limitation on Liens.........................................         44
                  (c)      Limitation on Guaranty Obligations..........................         46
                  (d)      Limitations on Fundamental Changes..........................         46
                  (e)      Limitation on Sale of Assets................................         47
                  (f)      Limitation on Dividends and Other Payments..................         48
                  (g)      Limitation on Investments, Loans and Advances...............         48
                  (h)      Transactions with Affiliates................................         49
                  (i)      Sale and Leaseback..........................................         49
                  (j)      Negative Pledge Agreements..................................         49
                  (k)      Joint Ventures..............................................         50
                  (l)      Change of Class or Ownership................................         50
                  (m)      Change of Control...........................................         50
                  (n)      Ownership of Borrower.......................................         50
                  (o)      Ownership of Material Subsidiaries..........................         50
         5.03.    Financial Covenants..................................................         50
                  (a)      Net Debt to EBITDA Ratio....................................         51
                  (b)      Interest Coverage Ratio.....................................         51
                  (c)      Consolidated Net Worth......................................         51
         5.04.    Asset Maintenance....................................................         51

6.       EVENTS OF DEFAULT.............................................................         51

         6.01.    Events of Default....................................................         51

7.       GUARANTY......................................................................         54

         7.01.    Guaranty.............................................................         54
         7.02.    Obligations Unconditional............................................         55
         7.03.    Reinstatement........................................................         56
         7.04.    Subrogation..........................................................         56
         7.05.    Remedies.............................................................         56
         7.06.    Instrument for the Payment of Money..................................         56
         7.07.    Continuing Guarantee.................................................         56

8.       THE ADMINISTRATIVE AGENT AND THE SECURITY TRUSTEE.............................         56

         8.01.    Authorization and Action.............................................         56
         8.02.    Agent's Reliance, Etc................................................         57

                                                                                               Page
                                                                                               ----
         8.03.    Lender Credit Decision...............................................         58
         8.04.    Indemnification......................................................         58
         8.05.    Successor Agents.....................................................         58

9.       MISCELLANEOUS.................................................................         59

         9.01.    Amendments, Etc......................................................         59
         9.02.    Notices, Etc.........................................................         60
         9.03.    No Waiver; Remedies..................................................         60
         9.04.    Costs and Expenses...................................................         60
         9.05.    Right of Set-off.....................................................         62
         9.06.    Binding Effect.......................................................         62
         9.07.    Assignments and Participations.......................................         62
         9.08.    Fraudulent Conveyances; Fraudulent Transfers.........................         65
         9.09.    Certain Changes in GAAP..............................................         66
         9.10.    Confidentiality......................................................         66
         9.11.    Governing Law........................................................         66
         9.12.    Execution in Counterparts............................................         66
         9.13.    Jurisdiction, Etc....................................................         66
         9.14.    WAIVER OF JURY TRIAL.................................................         67

Schedules

Schedule I            -    Lenders and Commitments
Schedule II           -    Vessels
Schedule III          -    Existing Indebtedness; Guaranty Obligations; Liens
Schedule IV           -    Approved Shipbrokers
Schedule V            -    Ownership of the Guarantor
Schedule VI           -    Disclosed Litigation
Schedule VII          -    Subsidiaries of the Guarantor

Exhibits

Exhibit A             -    Form of Promissory Note
Exhibit B             -    Form of Drawdown Notice
Exhibit C             -    Form of Assignment and Acceptance
Exhibit D             -    Form of Ship Mortgage
Exhibit E             -    Form of Assignment of Insurances
Exhibit F             -    Form of Compliance Certificate
Exhibit G                  Form of Assignment of Requisition Compensation

                                 LOAN AGREEMENT

                  LOAN AGREEMENT dated as of December 24, 2003 among (1) CROWLEY MARINE SERVICES, INC., a corporation organized and existing under the laws of State of Delaware, as borrower (the "Borrower"), (2) CROWLEY MARITIME CORPORATION, a corporation organized and existing under the laws of State of Delaware, as guarantor ("CMC" or the "Guarantor"), (3) the banks and financial institutions and other institutional lenders listed on Schedule I hereto, as lenders (together with any assignee pursuant to Section 9.07, the "Lenders" and each a "Lender") and (4) Den norske Bank ASA, acting through its New York branch ("DnB") as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and as security trustee (in such capacity, the "Security Trustee").

                                WITNESSETH THAT:

                  WHEREAS, at the request of the Borrower, each of the Agents have agreed to serve in such capacities under the terms of this Agreement and the Lenders have agreed to provide to the Borrower a secured term loan in the amount of up to One Hundred Fifteen Million United States Dollars
(US$115,000,000);

                  NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as set forth below:

                           (II) DEFINITIONS AND ACCOUNTING TERMS

                           (iii) Certain Defined Terms. As used in this
Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

"Administrative Agent"          shall have the meaning ascribed thereto in the
                                preamble.

"Affiliate"                     means, with respect to any Person, (a) any
                                Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person, or (b) any Person who is a director or officer (i) of such Person,
                                (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, the term "control"
                                (including the terms "controlling", "controlled by" and "under common control with") of a Person shall mean the power, direct or indirect, (i) to vote 10% or more of the securities or other interests having ordinary voting power for the election of directors of such Person or of Persons serving a similar function, or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

"Agent" means either the Administrative Agent or the Security Trustee, as the context requires.

"Agreement"                     means this Loan Agreement, as amended from time
                                to time in accordance with the terms hereof.

"Applicable Rate"               means any rate of interest applicable to the
                                Loan from time to time pursuant to Section 2.04.

"Asset Dispositions"            has the meaning specified in Section 5.02(e).

"Assignments"                   means the Assignment of Requisition Compensation
                                and the Assignment of Insurances.

"Assignment and Acceptance"     means an assignment and acceptance entered into
                                by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit C hereto.

"Assignment Notice"             means the notice with respect to the Assignment
                                of Insurances substantially in the form set out in Exhibit 3 thereto.

"Assignment of Insurances"      means, with respect to any Vessel, an assignment
                                of insurances in substantially the form of Exhibit E hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

"Assignment of Requisition      means, with respect to any Vessel, an assignment
Compensation"                   of requisition compensation in substantially the
                                form set out in Exhibit G hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

"Banking Day"                   means a day of the year on which banks are not
                                required or authorized by law to close in New
                                York City, London, England or Frankfurt,
                                Germany.

"Capital Stock"                 means any and all shares, interests,
                                participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

"Cash Equivalents"              shall mean (a) securities with maturities of one
                                year or less from the date of acquisition issued or fully guaranteed or insured by the United
                                States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender and certificates of deposit with maturities of one year or less from the date of acquisition and overnight bank deposits of any other commercial bank having capital and surplus in excess of $200,000,000,
                                (c) commercial paper of any issuer rated at least A-2 by Standard & Poor's Ratings Group or
                                P-2 by Moody's Investors Service, Inc., (d) additional money market investments with maturities of one year or less from the date of acquisition rated at least A-1 or AA by Standard
                                & Poor's Ratings Group or P-1 or Aa by Moody's
                                Investors Service, Inc. and (e) tax-exempt debt obligations of any State of the United States or of any county or other municipal governmental subdivision of any State of the United States with maturities of one year or less from the date of acquisition rated at the highest investment grade rating by Standard & Poor's
                                Ratings Group or by Moody's Investors Service,
                                Inc., or publicly traded or open-end bond funds that invest exclusively in such tax-exempt debt obligations.

"Change in Control"             means the failure of the Crowley Family to have
                                the power to vote or cause to be voted, directly or indirectly, in the aggregate at least 51% of the voting stock of CMC.

"Classification Society"        means American Bureau of Shipping.

"Closing Date"                  means the day and year first written above.

"CMC" has the meaning specified in the recital of parties to this Agreement.

"Collateral"                    means the Vessels and all other property of the
                                Borrower secured by, or intended to be secured by, the Security Documents and all other property that is or is intended to be subject to any Lien in favor of the Security Trustee for the benefit of the Creditors.

"Commitment"                    means, with respect to any Lender at any time,
                                the portion of the Loan set out opposite such Lender's name on Schedule I hereto under the caption "Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender's
                                "Commitment";

"Compliance Certificate"        means a certificate in the form set out in
                                Exhibit F, or in such other form as the
                                Administrative Agent may agree, certifying the compliance by each of the Loan Parties with all of the covenants contained herein and showing the calculations thereof, which certificate shall be executed and delivered by a Responsible
                                Officer of CMC or the designee thereof to the Administrative Agent with sufficient copies for the other Creditors, to be distributed to the other Creditors by the Administrative Agent promptly upon receipt thereof pursuant to
                                Section 5.01(b)(ii).

"Confidential Information"      means information that any Loan Party furnishes
                                to any Agent or any Lender in a writing
                                designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to such Agent or such Lender from a source other than the Loan Parties.

"Consolidated"                  refers to the consolidation of accounts in
                                accordance with GAAP.

"Contractual Obligation"        means, as to any Person, any provision of any
                                security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

"Creditors"                     means the Agents and the Lenders.

"Crowley Family"                means all of the following Persons: (i) Thomas
                                B. Crowley, Jr., an individual residing as of the date hereof in Oakland, California, together with all Persons who are now or hereafter relatives of such Person; and (ii) all trusts, conservatorships and estates of or for the benefit of the Persons described in clause (i) of this defined term. (For purposes of this definition, "relative" means any individual related by affinity or consanguinity within the fourth degree as determined by the common law, or any individual in a step or adoptive relationship within such fourth degree.)

"Default"                       means any Event of Default or any event that
                                would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

"Default Rate"                  means a rate per annum equal to two percent (2%)
                                over the Applicable Rate then in effect.

"Disclosed Litigation"          has the meaning specified in Section 4.01(f).

"DnB" has the meaning specified in the recital of parties to this Agreement.

"DOC" means a document of compliance issued to an Operator in accordance with rule 13 of the ISM Code.

"Dollars"                       and the "$" sign each means lawful money of the
                                United States.

"Drawdown Date"                 means the date, being a Banking Day, upon which
                                the Borrower has requested that the Loan be made available to the Borrower, and the Loan is made, as provided in Section 2.02.

"Drawdown Notice"               has the meaning specified in Section 2.02.

"EBITDA" means the operating income plus the sum of (a) depreciation expense and (b) amortization expense as reflected in the "Consolidated Statement of Operations" of CMC prepared in accordance with GAAP; provided that EBITDA shall be calculated on a rolling basis for the four fiscal quarters most recently ended.

"Eligible Assignee"             means (i) a Lender; (ii) a direct or indirect
                                wholly owned Subsidiary of any Lender or the controlling corporation of such Lender; (iii) any commercial bank organized under the laws of the United States, or any State thereof, and having combined capital and surplus in excess of $1,000,000,000; (iv) any commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development ("OECD") or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having combined capital and surplus in excess of $1,000,000,000, so long as such bank is acting through a branch or agency located in the United
                                States, in the Cayman Islands or in the country in which it is organized or another country that is described in this clause (iv); and (v) any other Person approved by the Administrative
                                Agent and the Borrower, such approval not to be unreasonably withheld; provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible
                                Assignee.

"Environmental Action"          means any action, suit, demand, demand letter,
                                claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or
                                Hazardous Materials or arising from alleged injury or threat of injury to public health, public safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

"Environmental Law"             means any Federal, state, local or foreign
                                statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

"Environmental Permit"          means any permit, approval, identification
                                number, license or other authorization required under any Environmental Law.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

"ERISA Affiliate"               means any Person that for purposes of Title IV
                                of ERISA is a member of CMC's controlled group, or under common control with CMC, within the meaning of Section 414 of the Internal Revenue
                                Code.

"ERISA Event"                   means (a) (i) the occurrence of a reportable
                                event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section
                                4043(b) of ERISA (without regard to subsection
                                (2) of such Section) are met
                                with a contributing sponsor, as defined in
                                Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11),
                                (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section
                                4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in
                                Section 4041(e) of ERISA); (d) the cessation of operations at a facility of CMC or any ERISA
                                Affiliate in the circumstances described in
                                Section 4062(e) of ERISA; (e) the withdrawal by CMC or any ERISA Affiliate from a Multiple
                                Employer Plan during a plan year for which it was a substantial employer, as defined in
                                Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section
                                302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or
                                (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

"Event(s) of Default"           has the meaning specified in Section 6.01.

"Existing Credit Facility"      means that certain amended and restated credit
                                facility dated as of November 2, 2001 by and among (i) CMC, as borrower, (ii) the initial lenders named therein, as initial lenders, (iii)
                                Citicorp USA, Inc., as administrative agent and collateral agent, (iv) Citigroup Global Markets
                                Inc. (formerly known as Salomon Smith Barney
                                Inc.), as arranger, and (v) Citibank, N.A., as issuing bank and swing line bank, as amended, supplemented or modified from time to time.

"Fair Market Value"             shall mean in respect of any Vessel, the
                                appraisal of such Vessel, on a stand alone basis, free and clear of any liens, or other encumbrances and with no value given to any pooling arrangements other than as specifically provided herein, from any ship broker listed on
                                Schedule IV or such independent ship brokers approved by the Majority Lenders, no such appraisal to be dated more than thirty (30) days prior to the date on which such appraisal is required pursuant to this Agreement.

"Fee Letter"                    means that certain letter agreement of even date
                                herewith entered into between the Borrower and the Administration Agent.

"Financing Lease"               means any lease of property, real or personal,
                                the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

"GAAP"                          has the meaning specified in Section 1.03.

"Governmental Authority"        means any nation or government, any state or
                                other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

"Guarantor"                     has the meaning specified in the recital of
                                parties to this Agreement.

"Guaranty Obligation"           means, as to any Person (the "guaranteeing
                                person"), (a) any obligation of (i) the
                                guaranteeing person or (ii) another Person
                                (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case if such obligation is guaranteeing or in effect guaranteeing any Indebtedness, or leases, dividends or other obligations which are substitutes for or equivalents of Indebtedness (the "primary obligations") of any other third Person (the
                                "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (A) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof and
                                (b) all obligations of such Person in respect of mandatory contributions to capital (including without limitation as a result of calls for capital or otherwise) of any Joint Venture of such Person; provided, however, that the term
                                Guaranty Obligation shall not include
                                endorsements of instruments for deposit or collection in the ordinary course of business.
                                The amount of any Guaranty Obligation of any guaranteeing person shall be deemed to be the lower of (x) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made and (y) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guaranty Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guaranty Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by any Loan Party in good faith.

"Hamburg Sud"                   means Hamburg-Sudamerikanische
                                Dampfschiffahrts-gesellschaft Eggert & Amsinck.

"Hazardous Materials"           means (a) petroleum and petroleum products,
                                byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

"Indebtedness"                  of any Person at any date means, without
                                duplication, (a) all indebtedness of such Person for borrowed money (other than current trade liabilities, customer advances and customer deposits incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) the portion of the obligations of such Person under Financing Leases included as indebtedness on the balance sheet of such Person in accordance with GAAP, (c) the portion of the obligations of such Person in respect of acceptances issued or created for the account of such Person included as indebtedness on the balance sheet of such Person in accordance with GAAP, (d) all reimbursement or counter indemnity obligations of such Person in respect of amounts already paid under letters of credit, guarantees or similar instruments backing another Person's obligations of the types described in the foregoing clauses (a),
                                (b) and (c), and (e) the aggregate Non-Qualified
                                Partnership Liabilities of such Person.

"Initial Repayment Date"        means the date which falls on the three month
                                anniversary of the Closing Date or if such date is not a Banking Day, the next following Banking
                                Day, unless such next following Banking Day falls in the following calendar month, in which case the Initial Payment Date shall be the immediately preceding Banking Day.

"Insufficiency"                 means, with respect to any Plan, the amount, if
                                any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

"Interest Period"               means the period commencing on the Drawdown Date
                                and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below.
                                The duration of each such Interest Period shall be one, three or six months, as the Borrower may, upon notice received by the Administrative
                                Agent not later than 1:00 P.M. (New York City time) on the third Banking Day prior to the first day of such Interest Period, select, or such other Interest Period as the Borrower and the Administrative Agent may agree; provided, however, that:

                                          (i) the Borrower may not select any
                                Interest Period that ends after the Termination Date;

                                          (ii) whenever the last day of any
                                Interest Period would otherwise occur on a day other than a Banking Day, the last day of such Interest Period shall be extended to occur on the next succeeding Banking Day; provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Banking Day;

                                          (iii) whenever the first day of any
                                Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Banking Day of such succeeding calendar month; and

                                          (iv) if at the end of any then
                                existing Interest Period, the Borrower fails to give notice of a selected Interest Period or an Event of Default shall have occurred and be continuing, the relevant Interest Period shall be one month or such other period as the Administrative Agent may select.

"Internal Revenue Code"         means the Internal Revenue Code of 1986, as
                                amended from time to time, and the regulations promulgated and rulings issued thereunder.

"Investment"                    has the meaning specified in Section 5.02(g).

"ISM Code"                      shall mean the International Safety Management
                                Code for the Safe Operating of Ships and for Pollution Prevention constituted pursuant to
                                Resolution A.741(18) of the International
                                Maritime Organization and incorporated into the Safety of Life at Sea Convention and includes any amendments or extensions thereto and any regulation issued pursuant thereto.

"ISPS Code"                     shall mean the International Ship and Port
                                Facility Code adopted by the International
                                Maritime Organization at a conference in December 2002 and amending the Safety of Life at Sea Convention and includes any amendments or extensions thereto and any regulation issued pursuant thereto.

"ISSC" shall mean the International Ship Security Certificate issued pursuant to the ISPS Code.

"Joint Venture"                 has the meaning specified in Section 5.02(k).

"Lenders"                       means the Lenders and each Person that shall
                                become a party hereto pursuant to Sections 9.07.

"LIBOR Rate"                    shall mean, with respect to any Interest Period,
                                the rate per annum determined by the
                                Administrative Agent to be equal to the quotient
                                (rounded upwards, if necessary, to the next higher 1/16 of 1%) of (y) (i) the rate of interest for deposits in Dollars for a period equal to the number of days in such Interest
                                Period which appears as of 11:00 A.M., London time, on the day that is two (2) Banking Days prior to the first day of such Interest Period, as displayed for Dollars on page LIBOR01 of the Reuters screen on such system or on any other system of the information vendor being designated by the British Bankers' Association to calculate the BBA Interest Settlement Rate
                                (as defined in the British Bankers' Association
                                Recommended Terms and Conditions dated August
                                1985) or (ii) if no rate is so displayed at such time, LIBOR shall be equal to the arithmetic mean (rounded upward if necessary to four decimal places) of the rates respectively quoted to the Administrative Agent by each of the Reference Banks as the offered rate for deposits of Dollars in an amount approximately equal to the amount in relation to which LIBOR is to be determined for a period equivalent to such Interest Period to prime banks in the London
                                Interbank Market at or about 11:00 a.m. (London time) on the second LIBOR Reference Day before the first day of such period, divided by (z) a number equal to 1.00 minus the LIBOR Rate
                                Reserve Percentage;

"LIBOR Rate Reserve             shall mean, for any day, the maximum percentage
Percentage"                     (expressed as a decimal) specified from time to
                                time by the Board of Governors of the Federal
                                Reserve System (or any successor) for
                                determining the maximum reserve requirements
                                (including, but not limited to, supplemental, marginal and emergency reserves) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such System. The LIBOR Rate shall be adjusted automatically with respect to any portion of the Loan outstanding on the effective date of any change in the LIBOR Rate Reserve Percentage, as of such effective date;

"LIBOR Reference Date"          shall mean the days on which banks in the London
                                interbank market generally will provide
                                quotations for deposits in Dollars;

"Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance to real property.

"Loan" means the sum to be made available by the Lenders to the Borrower hereunder in a single advance on or prior to December 15, 2003 or such other date as the Lenders and the Borrower may agree, pursuant to Section 2.01 in the aggregate principal amount of One Hundred and Fifteen Million Dollars ($115,000,000).

"Loan Balance"                  means the Dollar amount of the Loan outstanding
                                at any time.

"Loan Documents"                means this Agreement, the Notes and the Security
                                Documents.

"Loan Parties"                  means the Borrower and the Guarantor.

"Loan Period"                   shall mean the period from the Closing Date to
                                the Termination Date.

"Majority Lenders"              means at any time Lenders owed or holding in the
                                aggregate fifty one percent (51%) in interest of the Loan at such time.

"Margin" means a margin of one and five tenths of one percent (1.5%) per annum.

"Material Adverse Effect"       means a material adverse effect on (a) the
                                business, operations, condition (financial or otherwise), performance, properties or prospects of any Loan Party and its Restricted
                                Subsidiaries taken as a whole, (b) the ability of any Loan Party and its Restricted
                                Subsidiaries taken as a whole to perform the obligations under the Loan Documents or (c) the rights and remedies of any Agent or any Lender under any Loan Document.

"Material Subsidiary"           means a Subsidiary of CMC whose assets comprise
                                of a material portion of the combined assets of, or whose revenues comprise a material portion of the combined revenue of, CMC and its Subsidiaries.

"MTSA" shall mean the Maritime & Transportation Security Act, 2002, as amended, inter alia, by Public Law 107-295.

"Multiemployer Plan"            means a multiemployer plan, as defined in
                                Section 4001(a)(3) of ERISA, to which CMC or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

"Multiple Employer Plan"        means a single employer plan, as defined in
                                Section 4001(a)(15) of ERISA, that (a) is maintained for employees of CMC or any ERISA
                                Affiliate and at least one Person other than CMC and the ERISA Affiliates or (b) was so maintained and in respect of which CMC or any ERISA Affiliate could have liability under
                                Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

"Net Assets"                    means, as to any Loan Party or any Subsidiary at
                                any time, the excess of (i) the total assets of such Person at such time over (ii) all net intercompany receivables owing to such Person at such time, in each case determined in accordance with GAAP.

"Net Debt"                      means, as to CMC and its Consolidated
                                Subsidiaries at any time, the aggregate sum
                                (without double counting) of (i) all
                                Indebtedness (as reflected on the consolidated balance sheet of the CMC), (ii) 300% of the amount equal to (A) the operating lease commitments shown in the footnotes to the most recent audited financial statements that are available at the end of the period delivered to the Lenders pursuant to Section 5.01(a)(i) to be contractually due in the subsequent fiscal year minus (B) that portion for which (x) Hamburg Sud is contractually obligated to pay pursuant to the Purchase Agreement and (y) in the reasonable discretion of the Administrative Agent, other entities are contractually obligated, for a period of no less than 12 months, for the sublease of the assets that are the subject of such operating lease commitments and (iii)
                                Guaranty Obligations and contingent liabilities, minus 85% of cash and Cash Equivalents.

"Net Revenue"                   means, as CMC or any Subsidiary of CMC for any
                                period of determination, the excess of (i) the total revenue of such Person for such period over (ii) all intercompany revenue of such Person for such period, in each case determined in accordance with GAAP.

"Net Worth"                     shall mean, with respect to CMC and its
                                Subsidiaries, at any date for which a
                                determination is to be made, the amount of Total
                                Stockholders Equity (determined on a
                                consolidated basis without duplication in accordance with GAAP).

"Non-Qualified Partnership"     means a Joint Venture, partnership or other
                                entity in which CMC or any Restricted Subsidiary is a general partner or has general liability for the obligations of such entity, other than any Restricted Subsidiary which is a corporation and substantially all of whose assets consist of its interest in such Joint Venture, partnership or other entity.

"Non-Qualified Partnership      of a Person at any time means, with respect to a
Liability"                      Non-Qualified Partnership in which such Person
                                has an interest, an amount equal to the amount by which (a) the aggregate amount of the total liabilities of such Non-Qualified Partnership at such time minus (without duplication) (i) the aggregate amount of such liabilities that are expressly agreed by the holders of such liabilities to be non-recourse to such Non-Qualified Partnership (the "Partnership
                                Non-Recourse Liabilities") and (ii) the
                                aggregate amount of such liabilities that are expressly agreed by the holders of such liabilities to be non-recourse to such Person
                                (the "Partner Non-Recourse Liabilities") exceeds
                                (b) 85% of the aggregate amount of the total tangible assets of such Non-Qualified
                                Partnership at such time minus (without
                                duplication) (x) the aggregate amount of the Partnership Non-Recourse Liabilities at such time and (y) the aggregate amount of the Partner
                                Non-Recourse Liabilities at such time, as determined in accordance with GAAP.

"Note(s)"                       means a promissory note of the Borrower payable
                                to the order of any Lender, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from portion of the Loan advanced by such Lender.

"Obligations"                   means, with respect to any Person, any payment,
                                performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in
                                Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan
                                Party under the Loan Documents include (a) the obligation to pay principal, interest (including interest accruing on or after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan
                                Document and (b) the obligation of such Loan
                                Party to reimburse any amount in respect of any of the foregoing that any Lender in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

"Operator"                      means, in respect of any Vessel, the Person who
                                is concerned with the operation of such Vessel and falls within the definition of "Company" set out in rule 1.1.2 of the ISM Code.

"Other Taxes"                   has the meaning set forth in Section 2.11(b).

"PBGC"                          means the Pension Benefit Guaranty Corporation
                                (or any successor).

"Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity of whatever nature, or a Governmental Authority.

"Plan"                          means a Single Employer Plan or a Multiple
                                Employer Plan.

"Proceeding"                    has the meaning ascribed thereto in
                                Section 6.01(f).

"Pro Rata Share"                of any amount means, with respect to any Lender
                                at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Commitment at such time and the denominator of which is the Loan Balance at such time.

"Purchase Agreement"            means the Sale and Purchase Agreement between
                                Crowley American Transport, Inc. and Hamburg Sud dated as of October 18, 1999.

"Reference Banks"               means the Banks chosen from time to time by the
                                British Bankers' Association for the purpose of establishing Interest Settlement Rates (as such term is defined in British Bankers' Association
                                Recommended Terms and Conditions dated August
                                1985).

"Register"                      has the meaning specified in Section 9.07(d).

"Regulation U"                  means Regulation U of the Board of Governors of
                                the Federal Reserve System.

"Repayment Dates"               means with respect to the Loan, the Initial
                                Repayment Date and there after the dates falling at intervals of three (3) months after the Initial Repayment Date; if such Repayment

                                Date is not a Banking Day, the next following Banking Day, unless such next Banking Day falls in the following calendar month, in which case the relevant Repayment Date shall be the immediately preceding Banking Day.

"Required Percentage"           has the meaning specified in Section 5.04.

"Requirement of Law"            means as to any Person, the certificate of
                                incorporation and by-laws or other
                                organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Responsible Officer"           means the chief executive officer of any Loan
                                Party, the president of any Loan Party , the general counsel of any Loan Party, any senior vice president of any Loan Party or any corporate vice president of any Loan Party having familiarity with the matters in respect of which such corporate vice president is acting as a Responsible Officer under this Agreement, or, with respect to financial matters, the chief financial officer of the any Loan Party, the treasurer of the any Loan Party or the chief accounting officer of any Loan Party.

"Restricted Subsidiary"         means each Subsidiary of CMC other than any
                                Joint Venture.

"Security Trustee"              has the meaning specified in the recital of
                                parties to this Agreement.

"Security Documents"            means the Ship Mortgage, the Assignment of
                                Insurances, the Assignment of Requisition
                                Compensation and any other agreement that creates or purports to create a Lien in favor of the Security Trustee for the benefit of the Creditors.

"Ship Mortgage"                 means a first preferred United States Fleet
                                Mortgage on the Vessels in substantially the form of Exhibit D hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

"Single Employer Plan"          means a single employer plan, as defined in
                                Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and no Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

"SMC" means the safety management certificate issued in respect of a Vessel in accordance with Rule 13 of the ISM Code.

"subsidiary"                    of any Person means any corporation,
                                partnership, joint venture, limited liability company, trust or estate or other entity of which (or in which) more than 50% of (a) the issued and outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or a majority of other equivalent managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), or (b) the interest in the capital or profits of such limited liability company, partnership or joint venture, or (c) the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other
                                Subsidiaries or by one or more of such Person's other Subsidiaries.

"Subsidiary"                    means each and any subsidiary of CMC.

"Taxes"                         has the meaning set forth in Section 2.11(a).

"Termination Date"              means such date which falls on the sixth
                                anniversary of the Closing Date or, if such date is not a Banking Day, the Termination Date shall be the immediately preceding Banking Day.

"Title XI Financing             means any and all documents and agreements
Agreements"                     executed by the Borrower or any Title XI
                                Subsidiary evidencing obligations incurred in connection with any financing guaranteed under Title XI of the Merchant Marine Act of 1936, as amended.

"Title XI Subsidiaries"         means the collective reference to Crowley Liner
                                Services, Inc., Vessel Management Services, Inc.
                                and Crowley Marine Services, Inc.

"Vessels"                       means the Vessels listed on Schedule II hereto
                                registered in the name of the Borrower;

"Welfare Plan"                  means a welfare plan, as defined in Section 3(1)
                                of ERISA.

"Wholly Owned Subsidiary"       means any Restricted Subsidiary of CMC, all
                                of the outstanding equity interests in which are owned, directly or indirectly, by the Borrower or the Guarantor.

"Withdrawal Liability"          has the meaning specified in Part I of Subtitle
                                E of Title IV of ERISA.

                           (iv) Computation of Time Periods. In this Agreement
in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

                           (v) Accounting Terms. All accounting terms not
specifically defined herein shall be construed in accordance with generally accepted accounting principles from time to time in effect in the United States ("GAAP").

                           (VI) AMOUNTS AND TERMS OF THE ADVANCES

                           (vii) The Loan. Each of the Lenders, relying upon
each of the representations and warranties set out in Section 4, hereby severally, and not jointly, agrees, on the terms and conditions of this Agreement, it will on the Drawdown Date make its portion of the Loan available through the Administrative Agent to the Borrower in an amount not to exceed its Commitment ratably with the other Lenders according to their respective Commitments.

                           (viii) Making the Loan. (a) The Loan shall be made on
notice, given not later than 11:00 A.M. (New York City time) on the third Banking Day prior to the date of the proposed Drawdown Date, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by telecopier. Such notice (the "Drawdown Notice") shall be by telephone, confirmed immediately in writing, or by telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of the proposed borrowing, (ii) principal amount of the Loan to be made on such date, (iii) the initial Interest Period for the Loan and (iv) the disbursement instructions for the proceeds of the Loan. Each Lender shall, before 3:00 P.M. (New York City time) on the Drawdown Date, make available to the Administrative Agent, in same day funds, such Lender's ratable portion of the Loan. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Section 3, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's address referred to in Section 9.02.

                  (b) The Drawdown Notice shall be irrevocable and binding on the Borrower. The Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the Drawdown Date the applicable conditions set forth in Section 3, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Loan to be made by such Lender when such Loan, as a result of such failure, is not made on such date.

                  (c) Unless the Administrative Agent shall have received notice from a Lender prior to the date of the Drawdown Date that such Lender will not make available to the Administrative Agent such Lender's ratable portion of the Loan, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the Drawdown Date in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Loan and (ii) in the case of such Lender, the LIBOR Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's advance as part of such Borrowing for purposes of this Agreement.

                  (d) The failure of any Lender to make its portion of the Loan available shall not relieve any other Lender of its obligation, if any, hereunder to make its portion of the Loan available on the Drawdown Date, but no Lender shall be responsible for the failure of any other Lender to make its portion of the Loan available on the Drawdown Date.

                           (ix) Fees

                           (x) Upfront Fees. The Borrower shall pay to each
Lender on the Closing Date an upfront fee on the Commitment of such Lender in an amount equal to (i) forty-five hundredths of one percent (0.45%) of any Commitments equal to or greater than Thirty Five Million Dollars ($35,000,000),
(ii) forty hundredths of one percent (0.40%) of any Commitments equal to or greater than Thirty Million Dollars ($30,000,000) but less than Thirty Five Million Dollars ($35,000,000) or (iii) thirty-five hundredths of one percent (0.35%) of any Commitments equal to or greater than Twenty Million Dollars ($20,000,000) but less than Thirty Million Dollars ($30,000,000).

                           (xi) Agents' Fees. The Borrower shall pay the
Administrative Agent such fees for its services in such capacity the fees separately provided for in the Fee Letter.

1.04. Interest

                           (xiii) Scheduled Interest. The Borrower shall pay
interest on the unpaid principal amount of the Loan Balance for the period commencing on the Drawdown Date until but not including the stated maturity thereof (whether by acceleration or otherwise) or the date of prepayment thereof at the Applicable Rate which shall be the rate per anum which is equal to the aggregate of (a) the LIBOR Rate for the relevant Interest Period plus (b) the Margin. The Applicable Rate with respect to the Loan shall be determined by the Administrative Agent two Banking Days prior to the first day of each relevant Interest Period. The Administrative Agent shall promptly notify the Borrower and the Lenders in writing of the Applicable Rate and the duration of each Interest Period as and when determined. Each such determination, absent manifest error, shall be conclusive and binding upon the Borrower.

                           (xiv) Default Interest. Upon the occurrence and
during the continuance of an Event of Default, the Borrower shall pay interest on the unpaid principal amount of the Loan owing to each Lender, payable in arrears on the dates referred to in clause (c) below, at a rate per annum equal or greater to (A) the Default Rate and (B) the sum of (x) two percent (2%) plus
(y) the Margin plus (z) the LIBOR Rate for overnight or weekend deposits, as applicable. In addition, the Borrower hereby promises to pay interest (to the extent that the payment of such interest shall be legally enforceable) on any overdue interest, and on any other amount payable by the Borrower hereunder which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the due date thereof until but not including the date the same is paid in full at the Default Rate.

                  (c) Interest Payment Date. Except as provided in the next sentence, accrued interest on the Loan Balance shall be payable (i) on the last day of each Interest Period, except that if the Borrowers shall select an Interest Period in excess of three (3) months, accrued interest shall be payable during such Interest Period on each three (3) month anniversary of the commencement of such Interest Period and upon the last day of such Interest Period, and (ii) with each repayment of principal thereof. Interest payable at the Default Rate shall be payable from time to time on demand of the Administrative Agent.

                           (xvi) Repayments. The Borrower agrees to repay the
principal amount of the Loan with interest thereon in twenty-four (24) consecutive quarterly installments on the Repayment Dates commencing on the Initial Repayment Date, the first twenty-three (23) of which shall be in the principal amount of Two Million Eight Hundred and Seventy Five Thousand ($2,875,000) and the twenty-fourth (24) and last installment shall be in a principal amount sufficient to repay the unpaid principal amount of the Loan. Any amounts due under this Agreement not paid when due, whether by acceleration or otherwise, shall bear interest thereafter until paid at the Default Rate.

                           (XVii) Prepayments.

                           (xviii) Optional. The Borrower may, upon at least two
Banking Days' notice to the Administration Agent (stating the proposed date and aggregate principal amount of the prepayment) prepay the principal of the Loan Balance in whole or in part together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) the Borrower shall be obligated to reimburse the Lenders or any thereof for any loss, cost or expense incurred by them as a result of a prepayment made on any day other than the last day of an Interest Period pursuant to Section 9.04(c). Prepayments made on the last day of any Interest Period shall be without penalty or premium. Any amounts received by the Lenders as a prepayment of principal of the Loan under this
Section 2.06(a) shall be applied pro rata over the then remaining unpaid installments of the Loan .

                           (xix) Mandatory. Sale or Loss of Vessel Upon (i) the
sale of a Vessel or (ii) the earlier of (x) ninety (90) days after the Total Loss (as such term is defined in the Ship Mortgage) of a Vessel or (y) the date on which the insurance proceeds in respect of such loss are received by the Borrower or the Security Trustee as assignee thereof, if the aggregate Fair Market Value of the remaining Vessels (based upon appraisals obtained, at the cost of the Borrower, no more than 30 days prior to the sale or loss of a Vessel) is less than 125% of the Loan Balance together with accrued and unpaid interest thereon, the Borrower shall repay an amount equal to such shortfall, such prepayment to be applied to the unpaid quarterly installments of principal in the inverse order of their maturities; provided, however, the sale proceeds or the insurance proceeds due may, at the Borrower's option, be held as cash collateral until the end of the current Interest Period and repaid on the last day of such Interest Period or repaid on any other Banking Day in which case the Borrower shall reimburse the Lenders or any thereof for any loss, cost or expense incurred by them as a result of a prepayment made on any day other than the last day of an Interest Period pursuant to Section 9.04(c).

                           (xx) Pro Rata Treatment. The borrowing from the
Lenders hereunder shall be made from the Lenders, each payment of other fees and expenses under Section 2.03 and Section 9.04 shall be made for account of the Lenders and any reduction of the amount of the Commitments shall be applied to the Commitments of the Lenders, pro rata, according to the amounts of their respective Commitments; each payment or prepayment of principal of the Loan by the Borrower shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts thereof held by the Lenders; and each payment of interest on the Loan by the Borrower shall be made for the account of the Lenders pro rata in accordance with the amounts of interest due and payable to the respective Lenders.

                           (xxi) Increased Costs.

                  (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) which compliance was not required as of the date hereof, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining the Loan (excluding for purposes of this Section 2.08 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.11 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its lending office or any political subdivision thereof), then the Borrower shall from time to time, within 30 days after demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided, however, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different lending office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

                  (b) If any Lender determines (taking into account such Lender's, or its controlling corporation's, policies with respect to capital adequacy) that compliance, which compliance was not required as of the date hereof, with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of such type, then, within 30 days after demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

                           (xxii) Illegality. In the event that by reason of any
change in any applicable law, regulation or regulatory requirement or in the interpretation thereof, a Lender has a reasonable basis to conclude that it has become unlawful for such Lender to maintain or give effect to its obligations as contemplated by this Agreement, such Lender shall inform the Administrative Agent and the Borrower to that effect, whereafter the liability of such Lender to make its Commitment available shall forthwith cease and the Borrower shall be required to repay to such Lender that portion of the Loan advanced by such Lender immediately. In any such event, but without prejudice to the aforesaid obligations of the Borrower to repay such portion of the Loan, the Borrower and the relevant Lender shall negotiate in good faith with a view to agreeing on terms for making such portion of the Loan available from another jurisdiction or otherwise restructuring such portion of the Loan on a basis which is not unlawful.

                           (xxiii) Payments and Computations.

                  (a) The Borrower shall make each payment hereunder and under the Notes not later than 1:00 P.M. (New York City time) on the day when due in Dollars to the Administrative Agent at its office located at 200 Park Avenue, New York, New York 10166, USA or to such other office of the Administrative Agent as the Administrative Agent may direct in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.08, 2.11 or 9.04(c)) to the Lenders for the account of their respective lending offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its lending office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 9.07(d), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due. Each Lender agrees promptly to notify the Borrower after any such charge against the Borrower's accounts, provided that the failure to give such notice shall not affect the validity of such charge.

                  (c) All computations of interest and of fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Banking Day, such payment shall be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of payment of interest or fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of the Loan Balance to be made in the next following calendar month, such payment shall be made on the next preceding Banking Day.

                  (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, as calculated by the Administrative Agent to reflect its cost of funds.

                           (xxiv) Taxes.

                  (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and each Agent, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction under the laws of which such Lender or such Agent is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction of such Lender's applicable lending office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or any Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.11), such Lender or such Agent receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

                  (c) The Borrower shall indemnify each Lender and each Agent for the full amount of Taxes or Other Taxes (including, without limitation, any taxes imposed by any jurisdiction on amounts payable under this Section 2.11) imposed on or paid by such Lender or such Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Indemnification payments under this Section 2.11 shall be made within 30 days from the date such Lender or such Agent (as the case may be) makes written demand therefor, accompanied by written evidence demonstrating the payment of such Taxes or Other Taxes.

                  (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent, at its respective addresses referred to in Section 9.02, if reasonably available, the original or a certified copy of a receipt or, if no such receipt is reasonably available, other evidence of payment thereof satisfactory to the Administrative Agent. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such addresses, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

                  (e) Each Lender organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement or on or prior to the date of the Assignment and Acceptance pursuant to which it becomes a Lender, as the case may be, and from time to time thereafter as reasonably requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide each of the Administrative Agent and the Borrower with two original Internal Revenue Service forms W-8BEN or W-8ECI or, in the case of a Lender that has certified in writing to the Administrative Agent that it (i) is not a "bank" as defined in
Section 881(c)(3)(A) of the Code, (ii) is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and (iii) is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code), Internal Revenue Service Form W-8BEN as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to the Loan Documents or, in the case of a Lender that has certified that it is not a "bank" as described above, certifying that such Lender is a foreign corporation, partnership, estate or trust. If the forms provided by a Lender at the time such Lender first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that, if at the effective date of the Assignment and Acceptance pursuant to which a Lender becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) of this Section 2.11 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term "Taxes" shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this subsection
(e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form W-8BEN or W-8ECI (or the certificate described above), that the applicable Lender reasonably considers to be confidential, such Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

                  (f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in Section 2.11(e) (other than if such failure is due to a change in law or in the interpretation or application thereof, occurring subsequent to the date on which a form originally was required to be provided) or if such form otherwise is not required under subsection (e) of this Section 2.11 and such Lender shall not be entitled to indemnification under Section 2.11(a) or (c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall at the Lender's expense take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

                  (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.11 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its lending office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

                           (xxv) Sharing of Payments, Etc. If any Lender shall
obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loan owing to it (other than pursuant to Section 2.08, 2.11 or 9.04(c)) in excess of its ratable share of payments on account of the Loan obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Loan owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.12 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                           (xxvi)   Use of Proceeds.. The proceeds of the Loan
shall be used by the Borrower for the general corporate purposes of the Borrower.

                           (XXVII)  CONDITIONS TO LENDING

                           (xxviii) Conditions Precedent . The obligation of
each Lender to make the Loan available to the Borrower under this Agreement is subject to the satisfaction of the following conditions precedent:

                           (xxix)   Corporate Authority. The Administrative
Agent shall have received the following documents in form and substance satisfactory to the Administrative Agent and its legal advisers:

                  (i)      Copies, certified as true and complete by an officer
                         of each of the Loan Parties, of the resolutions of its board of directors evidencing approval of the Loan Documents to which each is a party and authorizing an appropriate officer or officers or attorney-in-fact or attorneys-in-fact to execute the same on its behalf, including the execution of the Drawdown Notice;

                  (ii)     Copies, certified as true and complete by an officer
                         of each of the Loan Parties, of the certificate or articles of incorporation and by-laws or similar constituent document thereof;

                  (iii)    Certificate of the jurisdiction of incorporation or
                         formation, as the case may be, of each Loan Party as to the good standing thereof; and

                  (iv)     A certificate signed by the Chairman, President, Vice
                         President or Treasurer of each of the Loan Parties to the effect that (A) no Default or Event of Default shall have occurred and be continuing and (B) the representations and warranties of such Loan Party contained in this Agreement are true and correct as of the date of such certificate.

                           (xxx)    The Agreement. Each of the Loan Parties
shall have duly executed and delivered this Agreement to the Administrative
Agent.

                           (xxxi)   The Notes. The Borrower shall have duly
executed and delivered the Notes to the Administrative Agent.

                           (xxxii)  The Creditors. The Administrative Agent
shall have received executed counterparts of this Agreement from each of the Lenders (or, in the case of any Lender as to which an executed counterpart shall not have been received, the Administrative Agent shall have received in form satisfactory to it a telex, facsimile or other written confirmation from such Lender of the execution of a counterpart of this Agreement by such Lender).

                           (xxxiii) Fees. The Creditors shall have received
payment in full of all fees and expenses due to each thereof pursuant to the terms hereof on the date when due including, without limitation, all fees and expenses due under Section 2.03 and Section 9.04.

                           (xxxiv)  Environmental Actions. The Lenders shall be
satisfied that none of the Loan Parties is subject to any Environmental Action which could reasonably be expected to have a Material Adverse Effect.

                           (xxxv)   Legal Opinions. The Administrative Agent
shall have received opinions addressed to the Agents and the Lenders from (i) Gilmartin, Poster & Shafto LLP, special counsel to the Loan Parties and (ii) Seward & Kissel LLP, special counsel to the Agents and the Lenders, in each case in such form as the Administrative Agent may require, as well as such other legal opinions as the Lenders shall have required as to all or any matters under the laws of the State of Delaware, the United States of America and the State of New York covering certain of the conditions and representations and warranties which are the subjects of Sections 3 and 4, respectively.

                           (xxxvi)  Officer's Certificate. The Administrative
Agent shall have received a certificate signed by the President, Vice President or other duly authorized executive officer of each of the Loan Parties certifying that under applicable law existing on the date hereof, such Loan Party shall not be compelled by law to withhold or deduct any Taxes from any amounts to become payable to the Administrative Agent for the account of the Creditors hereunder.

                           (xxxvii) Vessel Documents. The Administrative Agent
shall have received evidence satisfactory to it and its counsel that each
Vessel:

                           (i) is in the sole and absolute ownership of the Borrower and is duly registered in the Borrower's name under United States flag, free of all liens and encumbrances of record other than the Ship Mortgage;

                           (ii) is insured in accordance with the provisions of the Ship Mortgage and all requirements of the Ship Mortgage in respect of such insurance have been fulfilled (including, but not limited to, letters of undertaking from the insurance brokers, including confirmation notices of assignment, notices of cancellation and loss payable clauses acceptable to the Lenders);

                           (iii) is classed in the highest classification and rating for vessels of the same age and type with its Classification Society without any material outstanding recommendations; and

                           (iv) is operationally seaworthy and in every way fit for its intended service;

                           (xxxviii) Security Documents. The Borrower shall
have executed and delivered to the Administrative Agent:

                           (i) the Ship Mortgage on the Vessels, which shall have been recorded in accordance with the laws of the United States so as to constitute a first preferred ship mortgage under United States law;

                           (xxxix)   the Assignment of Insurances in respect of
the Vessels;

                           (xl) the Assignment of Requisition Compensation in respect of the Vessels;

                           (xli) the Assignment Notice with respect of Vessels; and

                           (xlii) such Uniform Commercial Code Financing Statements (Forms UCC-1) as the Administrative Agent shall require.

                           (xliii)   Vessel Appraisals. The Administrative Agent
shall have received appraisals from a ship broker listed in Schedule IV, in form and substance satisfactory to the Administrative Agent, as to the Fair Market Value of each Vessel as of the Closing Date.

                           (xliv)    ISM DOC. To the extent required to be
obtained by the ISM Code the Administrative Agent shall have received a copy of the DOC for the Operator of each Vessel.

                  (n) Vessel Liens. The Administrative Agent shall have received evidence satisfactory to it and to its legal advisor that, save for the liens created by the Ship Mortgage and the Assignments, there are no liens, charges or encumbrances of any kind whatsoever on any of the Vessels except as permitted hereby or by any of the Security Documents.

                  (o) SMC. The Administrative Agent shall have received an SMC for each Vessel other than the BULWARK, CRUSADER and MARINER. An SMC for each of the BULWARK, CRUSADER and MARINER will be provided to the Administrative Agent before February 28, 2004.

                           (xlv) Further Conditions Precedent. On the Drawdown Date, the obligation of the Lenders to make the Loan available to the Borrower shall also be expressly conditional upon:

                           (xlvi) Drawdown Notice. The Administrative Agent having received a Drawdown Notice in accordance with the terms of Section 2.02.

                           (xlvii)  Representations and Warranties True. The
representations stated in Section 4 being true and correct as if made on the Drawdown Date.

                           (xlviii) No Default. No Default or Event of Default
having occurred and being continuing or would result from the making of the Loan.

                           (xlix)   No Material Adverse Effect. Since the
Closing Date there shall have been no development or event, or any prospective development or event, which has had or is reasonably likely to have a Material Adverse Effect

                           (l)      Breakfunding Costs. In the event that, on
the date specified for the making of the Loan in the Drawdown Notice, the Lenders shall not be obliged under this Agreement to make the Loan available under this Agreement, the Borrower shall indemnify and hold the Lenders fully harmless against any losses which the Lenders (or any thereof) may sustain as a result of borrowing or agreeing to borrow funds to meet the drawdown requirement of such Drawdown Notice and the certificate of the relevant Lender or Lenders shall, absent manifest error, be conclusive and binding on the Borrower as to the extent of any such losses.

                           (li)     Satisfaction after Drawdown. Without
prejudice to any of the other terms and conditions of this Agreement, in the event all of the Lenders elect, in their sole discretion, to make the Loan prior to the satisfaction of all or any of the conditions referred to in Sections 3.01 and 3.02, the Borrower hereby covenants and undertakes to satisfy or procure the satisfaction of such condition or conditions within seven (7) days after the Drawdown Date (or such longer period as the Majority Lenders, in their sole discretion, may agree).

                           (LII)    REPRESENTATIONS AND WARRANTIES

                           (liii)   Representations and Warranties. To induce
the Creditors to enter into this Agreement and to make the Loan Available, each of the Loan Parties hereby represents and warrants to each Creditor (which representations and warranties shall survive the execution and delivery of this Agreement and the Notes and the drawdown of the Loan) that:

                           (liv) Financial Condition; Ownership. (i) The Consolidated balance sheets of CMC and its Subsidiaries as at December 31, 2002 and the related Consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by Deloitte & Touche, copies of which have heretofore been furnished to each Lender, present fairly the Consolidated financial condition of CMC and its Subsidiaries as at such dates, and the Consolidated results of their operations and their Consolidated cash flows for the fiscal years then ended. The unaudited Consolidated balance sheet of CMC and its Subsidiaries as at September 30, 2003 and the related unaudited Consolidated statements of income and of cash flows for the three-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, present fairly the Consolidated financial condition of CMC and its Subsidiaries as at such date, and the

                                    Consolidated results of their operations and their Consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods.

                           (lvi) Schedule V sets forth, as of September 30, 2003, each owner of more than 5% of the voting stock of CMC and the percent of such voting stock owned by each Person listed on such schedule.

                           (lvii)   No Change. Since September 30, 2003 there
has been no development or event nor has there been any prospective development or event, which has had or is reasonably likely to have a Material Adverse Effect.

                           (lviii)  Corporate Existence; Compliance with Law.
Each Loan Party (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and authorized to do business under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to be so qualified has not had and is not reasonably likely to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith has not had and is not reasonably likely to have a Material Adverse Effect.

                           (lix)    Corporate Power; Authorization; Enforceable
Obligations. Each Loan Party has or will have all necessary power and authority, and the legal right, to make, deliver and perform each Loan Document to which it is or will be a party, and to consummate the transactions contemplated thereby. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which it is a party. No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement, the Notes or the other Loan Documents. This Agreement has been and each Note and each other Loan Document will be, duly executed and delivered on behalf of each Loan Party which is a party thereto. This Agreement constitutes, and each Note and each other Loan Document when executed and delivered will constitute, a legal, valid and binding obligation of each Loan Party which is a party thereto, enforceable against them in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                           (lx)     No Legal Bar. The execution, delivery and
performance by the Loan Parties of this Agreement, the Notes and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law applicable to any Loan Party or any Contractual Obligation of any Loan Party and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

                           (lxi)    No Material Litigation. No litigation,
proceeding, or, to the best of each of the Loan Parties' knowledge, investigation (in each case including, without limitation, any Environmental Action), of or before any arbitrator or Governmental Authority is pending or, to the knowledge of either Loan Party, threatened by or against CMC, the Borrower or any of the Subsidiaries or against any of their respective properties or revenues (a) with respect to this Agreement, the Notes or any other Loan Document or any of the transactions contemplated hereby, or (b) which has had or is reasonably likely to have a Material Adverse Effect. Set forth in Schedule VI is a description of the most significant pending litigations and proceedings and, to the best of CMC's and the Borrower's knowledge, investigations (the "Disclosed Litigation") involving CMC, the Borrower or any of the Subsidiaries as of the Closing Date; no such litigation, proceeding and investigation has had and is reasonably likely to have a Material Adverse Effect.

                           (lxii)   No Default. Neither of the Loan Parties nor
any of the Subsidiaries are in default under or with respect to any of its Contractual Obligations in any respect which has had or is reasonably likely to have a Material Adverse Effect.

                           (lxiii)  Ownership of Property; Liens. CMC and its
Restricted Subsidiaries have good title to the material properties and other assets reflected in the Consolidated balance sheet and related notes as at December 31, 2002 referred to in subsection 4.01(a) and to all material properties and assets acquired by them thereafter (other than, in each case, those assets subject to Financing Leases) except those which are no longer used or useful in the conduct of their business and except properties which singularly or in the aggregate are not material to CMC and its Consolidated Subsidiaries viewed as a whole, and none of such property is subject to any Lien except as permitted by Section 5.02(b).

                           (lxiv)   No Burdensome Restrictions. No Requirement
of Law or Contractual Obligation of CMC or any of its Subsidiaries adversely affects the business, operations or financial condition of CMC and its Subsidiaries taken as a whole to an extent that has had or is reasonably likely to have a Material Adverse Effect.

                           (lxv)    Taxes. CMC and each of its Subsidiaries have
filed all United States federal and state income tax returns which are required to be filed by CMC and its Subsidiaries. Except where the failure to do so has not had and is not reasonably likely to have a Material Adverse Effect, each of CMC and its Subsidiaries has filed or caused to be filed all other tax returns which, to the knowledge of the CMC, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the CMC or its Subsidiaries, as the case may be). The charges, accruals and reserves in respect of taxes on the books of CMC and its Consolidated Subsidiaries are adequate (determined in accordance with GAAP). Federal income tax returns submitted as of the Closing Date by CMC and its Subsidiaries have been audited by and settled with the Internal Revenue Service or the statute of limitations has expired for all years to and including the fiscal year ended December 31, 1999 and the results of such settlement are properly reflected in the financial statements referred to in subsection 4.01(a). As of the Closing Date, CMC knows of no proposed material tax assessment against CMC or any of its Subsidiaries. As of the Closing Date, no extension of time for the assessment of U.S. federal, state or local taxes of CMC of any of its Subsidiaries is in effect or has been requested.

                           (lxvi)   Federal Margin Regulations. No part of the
proceeds of the Loan will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

                           (lxvii)  ERISA Matters. (i) No ERISA Event
                                    has occurred or is reasonably expected to occur with respect to any Plan.

                           (lxix) As of the last annual actuarial valuation date, the funded current liability percentage, as defined in Section 302(d)(8) of ERISA, of each Plan exceeds 90% and there has been no material adverse change in the funding status of any such Plan since such date.

                           (lxx) Neither CMC nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan that has had or is reasonably likely to have a Material Adverse Effect.

                           (lxxi) Neither CMC nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

                           (lxxii) Except as set forth in the financial statements referred to in this Section 4.01 and in Section 5.01, CMC and its Consolidated Subsidiaries have no material liability with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106.

                           (lxxiii) Investment Company Act. The Borrower is
not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                           (lxxiv)  Subsidiaries. Schedule VII lists all the
Subsidiaries of CMC at the date of this Agreement.

                           (lxxv)    Environmental Matters. Each of the
representations and warranties set forth in paragraphs (i) through (iii) below is true and correct to the extent that the facts and circumstances giving rise to any such failure to be so true and correct have not had, and are not reasonably likely to have, a Material Adverse Effect.

                           (lxxvi) The operations and properties of CMC and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and no circumstances exist that could be reasonably likely to
                                     (i) form the basis of an Environmental
                                     Action against CMC or any of its
                                     Subsidiaries or any of their properties
                                     that could have a Material Adverse Effect or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that could have a Material Adverse Effect.

                           (lxxvii) None of the properties currently or formerly owned or operated by CMC or any of its Subsidiaries is listed or proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("NPL") or on the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency ("CERCLIS") or any analogous foreign, state or local list or, to the best knowledge of CMC, is adjacent to any such property; there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed of on any property currently owned or operated by CMC or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by CMC or any of its Subsidiaries; there is no friable asbestos or asbestos-containing material on any property currently owned or operated by CMC or any of its Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by CMC or any of its Subsidiaries or, to the best of its knowledge, any adjoining property.

                           (lxxviii) Neither CMC nor any of its Subsidiaries is
                                     undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at or
                                    transported to or from any property
                                    currently or formerly owned or operated by CMC or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to CMC or any of its Subsidiaries.

                           (lxxix)     Vessels. Upon the Drawdown Date, each
                                    Vessel:

                           (lxxx)      will be in the sole and absolute
                                    ownership of the Borrower and duly
                                    registered in the Borrower's name under
                                    United States flag, unencumbered, save and except for the Ship Mortgage, recorded against it and as permitted thereby;

                           (lxxxi)     will be classed in the highest
                                    classification and rating for vessels of the same age and type with the Classification Society without any material outstanding recommendations;

                           (lxxxii)    will be operationally seaworthy and in
                                    every way fit for its intended service; and

                           (lxxxiii)   will be insured in accordance with the
                                    provisions of the Ship Mortgage recorded against it and the requirements thereof in respect of such insurances will have been complied with;

                           (lxxxiv)    Equity Ownership. The Borrower is owned
100% by CMC;

                           (lxxxv)     Compliance with ISM Code and ISPS
Code. Each Vessel other than the BULWARK, CRUSADER and MARINER and each Operator complies, to the extent applicable, with the requirements of the ISM Code and ISPS Code including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto;

                           (lxxxvi)    Threatened Withdrawal of DOC or SMC.
There is no threatened or actual withdrawal of any Operator's DOC or SMC in respect of any Vessel;

                           (lxxxvii)   Insurance. Each of the Loan Parties has
insured its properties and assets against such risks and in such amounts as are customary for companies engaged in similar businesses;

                           (lxxxviii)  Foreign Trade Control Regulations. To the
best knowledge of each of the Loan Parties, none of the transactions contemplated herein will violate any of the provisions of the Foreign Assets Control Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 500, as amended), any of the provisions of the Cuban Assets Control Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 515, as amended), any of the provisions of the Libyan Assets Control Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 550, as amended), any of the provisions of the Iranian Transaction Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V,

Part 560, as amended), any of the provisions of the Iraqi Sanctions Regulations (Title 31, Code of Federal Regulations, Chapter V, Part 575, as amended), any of the provisions of the Federal Republic of Yugoslavia (Serbia and Montenegro) and Bosnia Serb-controlled areas of the Republic of Bosnia and Herzegovina Assets Control Regulations (Title 31, Code of Federal Regulations, Chapter V, Part 585 as amended) or any of the provisions of the Regulations of the United States of America Governing Transactions in Foreign Shipping of Merchandise (Title 31, Code of Federal Regulations, Chapter V, Part 505, as amended);

                           (lxxxix)    Indebtedness. Other than as disclosed in
Schedule III, neither Loan Party has any Indebtedness;

                           (xc)        Payment Free of Taxes. All payments made
or to be made by the Loan Parties under or pursuant to this Agreement, the Notes and the other Loan Documents shall be made free and clear of, and without deduction or withholding for an account of, any Taxes;

                           (xci)       No Proceedings to Dissolve. There are no
proceedings or actions pending or contemplated by any Loan Party or, to the best knowledge of any Loan Party, contemplated by any third party, to dissolve or terminate any Loan Party.

                           (xcii)      Solvency. On the Closing Date, in the
case of each of the Loan Parties, (a) the sum of its assets, at a fair valuation, does and will exceed its liabilities, including, to the extent they are reportable as such in accordance with GAAP, contingent liabilities, (b) the present fair market salable value of its assets is not and shall not be less than the amount that will be required to pay its probable liability on its then existing debts, including, to the extent they are reportable as such in accordance with GAAP, contingent liabilities, as they mature, (c) it does not and will not have unreasonably small working capital with which to continue its business and (d) it has not incurred, does not intend to incur and does not believe it will incur debts beyond its ability to pay such debts as they mature; and

                           (xciii)     Survival. All representations, covenants
and warranties made herein and in any certificate or other document delivered pursuant hereto or in connection herewith shall survive the making of the Loan and the issuance of the Notes.

                           (XCIV)      COVENANTS OF THE LOAN PARTIES

                           (xcv)       Affirmative Covenants. Each of the Loan
Parties hereby jointly and severally covenants and undertakes with the Lenders that, from the date hereof and so long as any principal, interest or other moneys are owing in respect of this Agreement, the Notes or any of the other Loan Documents it shall and (except in the case of delivery of financial information, reports and notices pursuant to subsections 5.01(a) and 5.01(b)) shall cause each of the Restricted Subsidiaries to:

                           (xcvi)      Financial Statements. Furnish to each
Lender:

                           (xcvii) as soon as available, but in any event within 90 days after the end of each fiscal year of CMC, a copy of the Consolidated balance sheet of CMC and its Subsidiaries (including all Joint Ventures required by GAAP to be so included) as at the end of such year and the related Consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a qualification or exception arising out of the scope of the audit, by Deloitte & Touche or other independent firm of certified public accountants of nationally recognized standing;

                           (xcviii) as soon as available, but in any event not
                                    later than 45 days after the end of each of the first three quarterly periods of each fiscal year of CMC, the unaudited Consolidated balance sheet of CMC and its Subsidiaries (including all Joint Ventures required by GAAP to be so included) as at the end of such quarter and the related unaudited Consolidated statements of income and retained earnings and of cash flows of CMC and its Subsidiaries (including all Joint Ventures) for the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

                           (xcix) as soon as available but in any event within 180 days after the end of each fiscal year of CMC, as to CMC and each Subsidiary thereof (including each Joint Ventures required by GAAP to be so included), a Consolidating balance sheet as at the end of such year and a related Consolidating statement of income for such year, certified by a Responsible Officer;

all such financial statements to present fairly in accordance with GAAP, applied consistently throughout the periods reflected therein and with prior periods (except as any such inconsistency may be approved by such accountants or a Responsible Officer, as the case may be, and disclosed therein and subject, in the case of unaudited quarterly financial statements, to normal year-end audit adjustments), the Consolidated financial condition of CMC and its Subsidiaries (including all Joint Ventures required by GAAP to be so included) as at the dates of such statements, and the Consolidated results of their operations and their Consolidated cash flows for the periods then ended. Reports and financial statements required to be delivered pursuant to paragraphs (i) or (ii) of this
Section 5.01(a) shall be deemed to have been delivered on the date on which the Guarantor posts such reports, or reports containing such financial statements, on a website maintained by the Guarantor on the Internet or when such reports, or reports containing such financial statements, are posted on the website of the U.S. Securities and Exchange Commission (www.sec.gov); provided that the Loan Parties shall deliver paper copies of the reports, financial statements and officer's certificates referred to in said paragraphs (i) or (ii) of this
Section 5.01(a) to the Administrative Agent within five Banking Days of it being posted.

                           (c) Certificates; Other Information. Furnish to each Lender:

                           (ci) concurrently with the delivery of the financial statements referred to in subsection 5.01(a)(i), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                           (cii) concurrently with the delivery of the financial statements referred to in subsections 5.01(a)(i) and 5.01(a)(ii), a Compliance Certificate of a Responsible Officer (i) stating that, to the best of such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and in the Notes and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, such certificate to include calculations in reasonable detail demonstrating such observance, performance and satisfaction (including, without limitation, all adjustments to any information provided in such financial statements necessary to calculate compliance with the financial covenants set forth in Section 5.03) and
                                    (ii) setting forth as of the date of such financial statements the aggregate amount of Investments in each Joint Venture and the percentage of such Joint Venture owned by either Loan Party and any Subsidiary of such Loan Party;

                           (ciii) not later than 120 days after the beginning of each fiscal year of the Loan Parties a reasonably detailed business plan for such fiscal year;

                           (civ) within five days after the same are sent, copies of all financial statements which CMC sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which CMC may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

                           (cv) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                           (cvi)    Vessel Valuations. Concurrently with the
delivery of the financial statements referred to in subsection 5.01(a)(i), the Borrower shall obtain and, from time to time, at the request of the Lenders, the Administrative Agent shall obtain, appraisals of the Fair Market Value of the Vessels from one of the approved ship brokers listed on Schedule IV, one of such valuations in any year to be at the Borrower's cost unless obtained pursuant to
Section 2.06 or if a Default or an Event of Default has occurred. In the event that the Borrower fails or refuses to obtain the valuations requested pursuant to this Section 5.01(c) within ten (10) days of the Administrative Agent's request therefor, the Administrative Agent will be authorized to obtain such valuations, at the Borrower's cost, from one of the approved ship brokers listed on Schedule IV, which valuations shall be deemed the equivalent of valuations duly obtained by the Borrower pursuant to this Section 5.01(c), but the Administrative Agent's action in doing so shall not excuse any default of the Borrower under this
Section 5.01(c).

                           (cvii)   Payment of Obligations. Pay, discharge or
otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where (i) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Loan Parties or their Restricted Subsidiaries, as the case may be, or (ii) the failure to pay, discharge or otherwise satisfy the same has not had and is not reasonably likely to have a Material Adverse Effect.

                           (cviii)  Conduct of Business and Maintenance of
Existence. Continue to engage in business of the same general type as now conducted by CMC and its Restricted Subsidiaries taken as a whole; preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 5.02(d) or except where the failure to do so has not had and is not reasonably likely to have a Material Adverse Effect; comply with all Contractual Obligations and Requirements of Law (except to the extent that the failure to do so is not reasonably likely to have a Material Adverse Effect).

                           (cix)    Maintenance of Property; Insurance. Keep all
property necessary in the business of CMC and its Restricted Subsidiaries taken as a whole in good working order and condition; maintain in effect all licenses, permits, trade names, trademarks, patents and other intellectual property necessary in the business of CMC and its Restricted Subsidiaries taken as a whole; maintain insurance on all Vessels as required by the Ship Mortgage and on all its other property in at least such amounts and against at least such risks (including public liability and product liability) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, full information as to the insurance carried.

                           (cx)     Inspection of Property; Books and Records;
Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and in all material respects in conformity with all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender and any Agent to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of CMC and its Subsidiaries with officers and employees of the CMC and its Restricted Subsidiaries and with its independent certified public accountants, provided that discussions with the independent certified accountants shall be arranged by CMC.

                           (cxi)    Notices. Promptly give notice to the
Administrative Agent and each Lender of:

                           (cxii) the occurrence of any Default or Event of Default;

                           (cxiii) (x) in any event within 20 days after the Director of Compensation and Benefits (or its equivalent) of CMC or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the chief financial officer of CMC describing such ERISA Event and the action, if any, that CMC or any relevant ERISA Affiliate has taken and proposes to take with respect thereto and (y) in any event within three (3) Banking Days after the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information;

                           (cxiv) in any event within three (3) Banking Days after receipt thereof by the Director of Compensation and Benefits (or its equivalent) of CMC or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

                           (cxv) in any event within thirty (30) days after the receipt thereof by the Director of Compensation and Benefits (or its equivalent) of CMC or any ERISA Affiliate, a copy of the annual actuarial report for each Plan the funded current liability percentage (as defined in Section 302(d)(8) of ERISA) of which is less than 90% or the unfunded current liability of which exceeds $1,000,000;

                           (cxvi) in any event within fifteen (15) days after receipt thereof by the Director of Compensation and Benefits (or its equivalent) of CMC or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by CMC or any ERISA Affiliate in connection with any event described in clause (A) or
                                    (B);

                           (cxvii) promptly after any Responsible Officer has knowledge of the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of their Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect; and

                           (cxviii) any development or event (including, without
                                    limitation, any litigation, proceeding or, if known to the any Loan Party, investigation affecting such Loan Party or any of its Subsidiaries or any default in any Contractual Obligations of such Loan Party or any of its Subsidiaries), known to any Responsible Officer, which has had or is reasonably likely to have a Material Adverse Effect.

Each notice pursuant to this subsection 5.01(h) shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

                           (cxix)   Environmental Laws. (i) Compliance
                                    with Environmental Laws. Comply, and cause each of the Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits except to the extent failure to do so has not had and is not reasonably likely to have a Material Adverse Effect; obtain and renew and cause each of the Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties except to the extent failure to do so has not had and is not reasonably likely to have a Material Adverse Effect; and conduct and cause each of the Subsidiaries to conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws except to the extent failure to do so has not had and is not reasonably likely to have a Material Adverse Effect; provided, however, that neither Loan Party nor any of the Restricted Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

                           (cxxi)   Preparation of Environmental Reports. If an
Event of Default shall have occurred and be continuing, at the request of the Administrative Agent or the Majority Lenders, provide to the Lenders within 120 days after such request, at the expense of the Borrower, an environmental site assessment report for the properties described in such request, prepared by an environmental consulting firm acceptable to the Administrative Agent or the Majority Lenders, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Administrative Agent or the Majority Lenders determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent or the Majority Lenders, as the case may be, may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and hereby grants to the Administrative

Agent, the Lenders, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto its properties to undertake such an assessment.

                           (cxxii)     Joint Venture Separateness. Cause each
Joint Venture to (i) maintain its funds in accounts which are separate and distinct from any account maintained by any Loan Parties or any of the other Subsidiaries, (ii) maintain its own business and financial records, (iii) act pursuant to corporate resolutions or similar authority granted in accordance with the laws applicable to governance of the Joint Venture entity and with procedures required by any organizational document of the Joint Venture, (iv) document and record in its financial records each transaction between such Joint Venture, on the one hand, and any Loan Party or any of the other Subsidiaries, on the other hand, in accordance with business practices commonly employed by enterprises similar to the Joint Venture with respect to transactions with non-Affiliates, (v) conduct its business with third parties in the name of the Joint Venture and not in the name of any Loan Party or any of the other Subsidiaries and (vi) have at the time such Joint Venture commences the business of the Joint Venture capitalization adequate (in the reasonable determination of the relevant Loan Party ) to meet its reasonably anticipated business needs.

                           (cxxiii) Further Assurances. Promptly upon the
request of the Administrative Agent, or any of the Lenders through the Administrative Agent, at any time and from time to time:

                           (cxxiv) correct, and cause each of the Subsidiaries to correct, any defect or error that may be discovered in any of the Loan Documents or in the execution, acknowledgment, filing or recordation thereof; and

                           (cxxv) do, execute, acknowledge, deliver, record, rerecord, file, refile, register and reregister, and cause each of the Subsidiaries promptly to do, execute, acknowledge, deliver, record, rerecord, file, refile, register and reregister, any and all further acts, conveyances, pledge agreements, ship mortgages, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Administrative Agent, or any of the Lenders through the Administrative Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of this Agreement, the Notes or any of the other Loan Documents, (B) subject any of the property, assets, rights or interests of any of the Loan Parties or any of the Subsidiaries included or intended to be included in the Collateral to the Liens created or now or hereafter intended to be created under any of the Security Documents,
                                    (C) perfect and maintain the validity,
                                    effectiveness and priority of any of the Security Documents or any of the Liens created or intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively to the Administrative Agent and the other Creditors the rights granted or now or hereafter intended to be granted to the

                                     Administrative Agent and the other
                                     Creditors under any of the Loan Documents, or under any of the other instruments executed in connection with any such Loan Document.

                           (cxxvi)   ISM Code and ISPS Code Matters. (i)
Procure that the Operator will comply with and ensure that each of the Vessels will comply with the requirements of the ISM Code, ISPS Code and MTSA in accordance with the implementation schedule thereof, including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto throughout the Loan Period; and (ii) will procure that the Operator will immediately inform the Administrative Agent if there is any threatened or actual withdrawal of its DOC, SMC or ISSC or in respect of any Vessel; and (iii) will, upon the request of the Administrative Agent, provide a copy of any DOC, SMC or ISSC, as the case may be, to the Administrative Agent;

                           (cxxvii)  Negative Covenants. Each of the Loan
Parties hereby jointly and severally covenants and undertakes with the Lenders that, from the date hereof and so long as any principal, interest or other moneys are owing in respect of the Agreement, the Notes and any other Loan Documents, it shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly without the written consent of the Majority Lenders (or all of the Lenders if required pursuant to Section 9.01):

                           (cxxviii) Limitation on Indebtedness. Create,
incur, assume or suffer to exist any Indebtedness, except:

                           (cxxix) Indebtedness in respect of the Loan, the Notes, and other obligations of the Loan Parties under this Agreement;

                           (cxxx) (A) Indebtedness of CMC to any Restricted Subsidiary and of any Restricted Subsidiary to CMC or any other Restricted Subsidiary, and (B) Indebtedness of CMC or any Restricted Subsidiary to any Person other than a financial institution in an aggregate principal amount at any time outstanding not exceeding $5,000,000;

                           (cxxxi) Indebtedness of CMC in principal amount outstanding at any time not to exceed $10,000,000 in the aggregate under lines of credit offered by commercial banks or other financial institutions to CMC to finance the working capital needs of CMC and the Restricted Subsidiaries;

                           (cxxxii) Indebtedness consisting of reimbursement obligations in respect of letters of credit issued for the account of CMC or any Restricted Subsidiary in an aggregate amount not exceeding for CMC and the Restricted Subsidiaries $10,000,000 in aggregate principal amount at any time outstanding;

                           (cxxxiii) Indebtedness of CMC to issuers of life
                                     insurance policies under which CMC is the beneficiary to the extent that such Indebtedness does not exceed at any time, in the aggregate, the lesser of (A) the cash surrender value of such policies and
                                     (B) the
                                    sum of $2,000,000 plus the amount of
                                    proceeds of such Indebtedness applied to pay premiums on such life insurance policies;

                           (cxxxiv)   Indebtedness and Guaranty Obligations
                                    outstanding on the Closing Date and listed on Schedule III hereto or in connection with any amendments or refinancings thereof; provided, that, the facility amount of the Existing Credit Facility may be increased to $150,000,000; and

                           (cxxxv)    Indebtedness secured by Liens described
                                    in Section 5.02(b)(vi).

                           (cxxxvi)   Limitation on Liens. Create, incur, assume
or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                           (cxxxvii)  Liens for taxes, assessments or other
                                    charges which (x) are not at the time
                                    delinquent or are thereafter payable without penalty, or (y) are being contested in good faith by appropriate proceedings, provided with respect to taxes, assessments or other charges referred to in clause (x) and clause
                                    (y), that adequate reserves with respect thereto are maintained on the books of the Loan Parties and the Restricted Subsidiaries to the extent required in conformity with GAAP;

                           (cxxxviii) Liens in existence on the Closing Date
                                    listed on Schedule III hereto, provided that no such Lien is spread to cover any additional property or to secure any additional Indebtedness after the Closing Date except in accordance with provisions of the documents and instruments relating to the Indebtedness or other obligations secured by such Liens which (x) are in effect as of the Closing Date and (y) are described on Schedule III.

                           (cxxxix)    Liens on vessels arising in the event the
                                    use or title of such vessel is taken or
                                    requisitioned by any Governmental Authority;

                           (cxl)       Liens securing judgments of less than
                                    $7,500,000 in the aggregate as to any Loan
                                    Party and the Restricted Subsidiaries taken as a whole at any time, provided that no such Lien shall have been in existence more than thirty (30) days after the entry of the judgment, or execution thereof shall have been stayed or the payment thereof shall be covered in full by insurance on which the insurer has neither reserved the right to dispute, nor disputed, coverage;

                           (cxli)      Liens on any asset of any Loan Party or
                                    any of the Restricted Subsidiaries existing at the time such Person is merged into or consolidated with any Loan Party or any of the Restricted Subsidiaries, if (x) such merger or consolidation is permitted by this Agreement, and (y) such Lien was otherwise permitted by this Agreement and was not created in contemplation of such event; provided that no such Lien is spread to cover any additional property or to secure any additional Indebtedness after the effective date of such merger or consolidation;

                           (cxlii) Liens on vessels and related assets existing as of the Closing Date and created to secure the financing or refinancing of the construction or reconstruction of such vessels, which financing or refinancing is guaranteed under the provisions of Title XI of the Merchant Marine Act of 1936, as amended;

                           (cxliii) Liens arising in connection with deposits of
                                    funds from time to time into the capital construction fund created pursuant to the Capital Construction Fund Agreement (no. MA-CCF-370) dated October 21, 1977, as amended, between the CMC and the United States of America, but only to the extent such Liens arise solely out of such agreement or out of borrowings of such deposits;

                           (cxliv) Liens in favor of the Agents or the Lenders to secure any or all of the Loan Parties' Obligations created under the Loan Documents;

                           (cxlv) Other Liens arising in the ordinary course of the business of CMC and the Restricted Subsidiaries viewed as a whole which (x) do not secure Indebtedness and (y) either (A) are being contested in good faith and with respect to which reserves are being maintained on the books of CMC and its Consolidated Restricted Subsidiaries in conformity with GAAP or (B) in the aggregate do not have, and are not reasonably likely to have, a Material Adverse Effect and will not reasonably likely materially impair the value of the Consolidated assets of CMC and its Consolidated Restricted Subsidiaries;

                           (cxlvi) Liens on life insurance policies (including the cash surrender value thereof) securing Indebtedness permitted by subsection 5.02(a)(v);

                           (cxlvii) Liens securing Indebtedness of any Loan
                                    Party and the Restricted Subsidiaries
                                    incurred solely in connection with the
                                    conversion into Financing Leases of
                                    operating leases of such Loan Party and the Restricted Subsidiaries that are in existence on the Closing Date on the property which is the subject of such operating lease; provided that such Liens do not at any time encumber any property other than such property, their earnings, other related assets having a value which is immaterial in relation to the value of such property, and the proceeds of such property and do not secure any other Indebtedness;

                           (cxlviii) Liens on property that is substituted for
                                     or replaces comparable property that was theretofore subject to a Lien permitted to exist under this subsection 5.2(b);

                           (cxlix) Liens on any asset leased by any Loan Party or any of the Restricted Subsidiaries under a lease that is not a Financing Lease, securing the obligations of such Loan Party or such Restricted Subsidiary thereunder; and

                           (cl) Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness permitted under subsection 5.02(a) and secured by any Lien permitted by this subsection 5.02(b); provided that
                                     (x) no such Lien is spread to cover any
                                     property other than the property securing such Indebtedness at the time of such refinancing, extension, renewal or refunding and (y) the principal amount of such Indebtedness is not increased to exceed the amount of the Indebtedness on the Closing Date.

                           (cli)     Limitation on Guaranty Obligations. Create,
incur, assume or suffer to exist any Guaranty Obligation except:

                           (clii) the Guaranty Obligation of the Guarantor pursuant to Section 7;

                           (cliii)   Guaranty Obligations included in
                                     Indebtedness permitted pursuant to
                                     subsection 5.02(a);

                           (cliv)    Guaranty Obligations of CMC or its
                                     Consolidated Restricted Subsidiaries in
                                     respect of primary obligations of CMC or its Consolidated Restricted Subsidiaries otherwise permitted under this Agreement;

                           (clv) Guaranty Obligations outstanding on the Closing Date and listed on Schedule III and renewals and extensions of such existing Guaranty Obligations which do not increase the amount of the primary obligations guaranteed thereby; and

                           (clvi) other Guaranty Obligations aggregating not in excess of the lesser of (i) $25,000,000 and (ii) 10% of the stockholders' equity (as reflected on the most recent Consolidated Balance Sheet of CMC delivered pursuant hereto), in each case, at any time outstanding.

                           (clvii)   Limitations on Fundamental Changes. (i)
Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of the property, business or assets of CMC and its Restricted Subsidiaries taken as a whole; except that:

                           (clviii) any Restricted Subsidiary of CMC may be
                                    merged or consolidated with or into CMC
                                    (provided that CMC shall be the continuing or surviving corporation) or with or into any one or more Wholly Owned Subsidiaries of CMC (provided that the Wholly Owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation);

                           (clix) any Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to CMC or any Wholly Owned Subsidiary of the Borrower; and

                           (clx) any Subsidiary which is not a Loan Party may liquidate, wind up or dissolve;

provided, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.

                           (clxi) Materially change or depart from the business or operating activities presently conducted by CMC and its Restricted Subsidiaries taken as a whole.

                           (clxii)  Limitation on Sale of Assets. Convey, sell,
lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, to any Person other than any Loan Party or a Restricted Subsidiary ("Asset Dispositions"), except:

                           (clxiii) Asset Dispositions in the ordinary course of
                                    business;

                           (clxiv) Asset Dispositions in the form of the sale or discount of accounts receivable arising in the ordinary course of business to the capital construction fund created pursuant to the Capital Construction Fund Agreement (No. MA-CCF-370) dated October 21, 1977, as amended between CMC and the United States of America;

                           (clxv) Asset Dispositions permitted by subsection 5.02(d) or subsection 5.02(i);

                           (clxvi) Asset Dispositions in any fiscal year for cash and consideration other than cash having an aggregate value (as determined in good faith by CMC) not in excess of $25,000,000 net of (a) all legal fees, finder's fees and other similar fees and commissions paid in connection with such Asset Dispositions, (b) taxes payable in connection with or as a result of such Asset Dispositions and (c) other out-of-pocket costs incurred in connection with such Asset Dispositions; provided, however, in the case of each of clauses (a)
                                     and (c) above such amounts may be deducted only to the extent that such amounts so deducted are, at the time of such Asset Disposition, paid to a Person that is not an Affiliate of such Person (or, if paid to such an Affiliate, to the extent the terms of such payment are no more favorable to such Affiliate than such terms would be in an arm's-length transaction) and are properly attributable to such transaction or to the asset that is the subject thereof; and

                           (clxvii) The sale of any Vessel; provided that the requirements under Section 2.06 have been satisfied.

                           (clxviii) Limitation on Dividends and Other Payments.
Declare or pay any dividend (other than dividends payable solely in common stock of CMC) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of CMC, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of CMC or any Subsidiary except for, so long as after giving effect thereto no Default or Event of Default shall have occurred and be continuing, (i) common stock repurchases made in connection with employee stock ownership plans or other employee stock incentive plans, (ii) the purchase by CMC of CMC's Capital Stock from the estate of any shareholder, provided that the purchase price thereof is paid entirely with the proceeds received by CMC from life insurance maintained by it on the life of such shareholder, (iii) dividends on the CMC's Capital Stock, and (iv) the redemption, in whole or in part, of the CMC's Class B Redeemable Preferred Stock outstanding on the Closing Date, provided that the aggregate amount expended by CMC in connection with the dividends and payments described in clauses (i) through (iv) above shall not exceed $10,000,000 in any twelve-month period.

                           (clxix)   Limitation on Investments, Loans and
Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase or otherwise acquire any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any other Person (all the foregoing, collectively, "Investments"), except:

                           (clxx) Investments in the form of extensions of trade credit in the ordinary course of business;

                           (clxxi)   Investments in Cash Equivalents;

                           (clxxii) Investments in the form of loans and advances to employees of the CMC or the Restricted Subsidiaries in the ordinary course of business and consistent with past practices, and Investments in the form of loans and advances to shareholders of the CMC or trusts or similar estate planning entities of or for the benefit of any such shareholder the proceeds of which are used to pay life insurance premiums on the life of such shareholder;

                           (clxxiii)  Investments by CMC in the Restricted
                                      Subsidiaries and by any Restricted
                                      Subsidiary in CMC or in any other
                                      Restricted Subsidiary;

                           (clxxiv) Investments in the form of notes or securities received as consideration for sales of assets permitted pursuant to subsection 5.02(e);

                           (clxxv)    Investments in Joint Ventures and
                                      non-Consolidated Subsidiaries and
                                      Affiliates to the extent permitted under
                                      Section 5.02(k);

                           (clxxvi)   Investments permitted by subsection
                                      5.02(d);

                           (clxxvii)  Investments in foreign currencies or
                                      otherwise in time deposits or other
                                      securities of foreign Governmental
                                      Authorities or other foreign Persons, if required by the action of a foreign Governmental Authority or to fund working capital requirements for the operations of CMC or any Restricted Subsidiary in a foreign country; and

                           (clxxviii) Investments to the extent not otherwise
                                      prohibited by any other provision of
                                      Section 5.02 in the ordinary course of
                                      business in an aggregate amount
                                      outstanding at any time not to exceed
                                      $5,000,000.

                           (clxxix)   Transactions with Affiliates. Enter into
any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate or any Joint Venture unless (i) such transaction is otherwise permitted under this Agreement, (ii) such transaction is in the ordinary course of either of the Loan Parties' or such Restricted Subsidiary's business or (iii) either (x) such transaction is upon fair and reasonable terms no less favorable to such Loan Party or such Restricted Subsidiary, as the case may be, than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate or (y) such transaction taken together with all other such transactions described in this clause (iii) would not be reasonably likely to have a material adverse effect on the business, operations, condition (financial or otherwise), properties or prospects of CMC and the Subsidiaries taken as a whole.

                           (clxxx)    Sale and Leaseback. Enter into any
arrangement with any Person providing for the leasing by any Loan Party or any Restricted Subsidiary of real or personal property which has been or is to be sold or transferred by any Loan Party or such Restricted Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Loan Party or such Restricted Subsidiary except for (i) any such arrangement permitted by subsection 5.02(a)(vi) and (ii) any such arrangement not constituting a Financing Lease.

                           (clxxxi)   Negative Pledge Agreements. Enter into or
suffer to exist in favor of any Person other than the Agents or the Lenders any agreement prohibiting any Loan Party or any Restricted Subsidiary from entering into or suffering to exist any agreement that

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

prohibits or conditions the creation or assumption of any Lien upon any of its property or assets except those in favor of such Person (any such agreement, a "Negative Pledge Agreement") unless prior to entering into or the existence of such Negative Pledge Agreement the Agents, the Lenders and the Lenders are granted in writing substantially similar rights.

                           (clxxxii)   Joint Ventures. Create, acquire or permit
to exist any Subsidiary that is not a Restricted Subsidiary except any Subsidiary which is a special purpose corporation, partnership, limited liability company, trust or estate or other entity created after the Closing Date by any Loan Party or any Subsidiary of any Loan Party and any Person or Persons other than any Loan Party or a Subsidiary of any Loan Party in order to conduct a common business enterprise with such Person or Persons (each such Subsidiary being a "Joint Venture"); provided that (i) the total Investments by the Loan Parties in all such Joint Ventures from the Closing Date through the Termination Date shall not exceed $25,000,000 and (ii) within 60 days of the creation or acquisition of such Joint Venture the Administrative Agent shall have received (x) written notice by the Loan Parties of the creation or acquisition of such Joint Venture, including the names of all parties to such Joint Venture, the aggregate amount of all Investments of any Loan Party and any Restricted Subsidiary which are required to be made in such Joint Venture (including any Guaranty Obligations in respect thereof) and the percentage ownership by any Loan Party and any Restricted Subsidiary in such Joint Venture and (y) a certified copy of each material formation, capitalization or organization agreement of such Joint Venture and each material shareholder or investor agreement related to the Joint Venture to which any Loan Party or any Restricted Subsidiary is a party.

                           (clxxxiii)  Accounts Receivable. Create, incur,
assume or suffer to exist any Lien upon any of its accounts receivable arising in connection with, or in connection with the use of, any Vessel, whether now owned or hereafter acquired, except for the Liens created under the Security Documents and as permitted thereby.

                           (clxxxiv)   Change of Class or Ownership. Change the
Classification Society of the Vessels other than to another member of the International Association of Classification Societies acceptable to the Lenders or the immediate or ultimate ownership of any Vessel;

                           (clxxxv)    Change of Control. In the case of the
Guarantor, cause or permit a Change of Control.

                           (clxxxvi)   Ownership of Borrower. In the case of the
Borrower, cause or permit the Borrower to be less than 100% owned by the Guarantor.

                           (clxxxvii)  Ownership of Material Subsidiaries. Cause
or permit any Material Subsidiary to cease to be a Material Subsidiary.

                           (clxxxviii) Financial Covenants. So long as any
principal, interest or other moneys are owing in respect of the Agreement, the Notes and any other Loan Documents, the Guarantor shall, unless the Majority Lenders otherwise consent in writing:

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

                           (clxxxix) Net Debt to EBITDA Ratio. Maintain at all
times a ratio of Net Debt to EBITDA of not greater than 6:00 to 1:00, as measured at the end of each fiscal quarter based on the most recent fiscal quarters for which financial information is available.

                           (cxc)     Interest Coverage Ratio. Maintain at all
times a ratio of EBITDA to interest expense net of interest income (as reflected on the most recent Consolidated financial statements of the Guarantor delivered pursuant hereto) not less than 3.5:1.

                           (cxci)    Consolidated Net Worth. Maintain a
Consolidated Net Worth, as measured at the end of each fiscal quarter, in an amount not less than the sum of One Hundred and Seventy Five Million Dollars ($175,000,000) plus 25% of all net income of CMC (on a consolidated basis) earned after December 31, 2003 plus 50% of all net proceeds from the sale of any equity interest in the Guarantor or any of the Subsidiaries to any Person other than the Guarantor or any of the Subsidiaries.

                           (cxcii)   Asset Maintenance. If at any time during
the Loan Period, the aggregate Fair Market Value of the Vessels (to be determined annually by the appraisals delivered pursuant to Section 5.01(c)) is less than one hundred and twenty five percent (125%) of the Loan Balance together with accrued and unpaid interest thereon (such percentage herein called the "Required Percentage"), the Borrower shall, within a period of thirty (30) days following receipt by the Borrower of written notice from the Administrative Agent notifying the Borrower of such shortfall and specifying the amount thereof (which amount shall, in the absence of manifest error, be deemed conclusive and binding on the Borrowers) prepay the Loan Balance or part thereof (together with interest thereon and any monies payable in respect of such prepayment pursuant to Section 9.04(c)) as shall result in the Fair Market Value of the Vessels then mortgaged to the Security Trustee being not less than the Required Percentage. Any such prepayment shall be applied to the unpaid quarterly installments of principal in the inverse order of their maturities.

                           (CXCIII)  EVENTS OF DEFAULT

                           (cxciv)   Events of Default. If any of the following
events shall occur and be continuing:

                  (a) The Borrower shall fail to pay any principal of any Note when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay, or cause to be paid, as the case may be, any interest on any Note, any fee or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

                  (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or which is contained in any certificate or financial statement furnished at any time under this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) The Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in Section 5.02 or Section
5.03 (other than any default

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

under subsection 5.02(b) arising out of the creation of any non-consensual Lien in violation of such subsection); or

                  (d) Any Loan Party shall fail to perform or observe any other term, content or agreement contained in this Agreement or any other Loan Document (other than the Ship Mortgage) on its part to be performed or observed (other than as provided in paragraphs (a) through (c) of this Section), if such failure shall remain unremedied for 10 days after the earlier of the date on which (i) a Responsible Officer becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by any Agent or any Lender Party; or

                  (e) Any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Indebtedness of such Loan Party or such Subsidiary (as the case may be) that is outstanding in a principal amount of at least $10,000,000 either individually or in the aggregate (but excluding Indebtedness outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or otherwise to cause, or to permit the holder thereof to cause, such Indebtedness to mature; or any such Indebtedness shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

                  (f) (i) Any Loan Party or any Material Subsidiary (to the extent not a Loan Party) shall commence any case, proceeding or other action (a "Proceeding") (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or any Loan Party or any Material Subsidiary (to the extent not a Loan Party) shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Loan Party, or any Material Subsidiary (to the extent not a Loan Party) any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Loan Party or any Material Subsidiary (to the extent not a Loan Party) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Loan Party or any Material Subsidiary (to the extent not a Loan Party) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i),

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

(ii) or (iii) above; or (v) any Loan Party or any Material Subsidiary (to the extent not a Loan Party) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) Any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of CMC and the ERISA Affiliates related to such ERISA Event) exceeds $7,500,000; or (ii) CMC or any ERISA Affiliate shall fail to pay when due any payment of any Withdrawal Liability to a Multiemployer Plan where the amount of such Withdrawal Liability, when aggregated with all other amounts required to be paid to Multiemployer Plans by CMC and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $7,500,000 or requires payments exceeding $1,500,000 per annum; or (iii) CMC or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of CMC and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $1,500,000, which amount is not paid when due; or

                  (h) One or more judgments or decrees shall be entered against either of the Loan Parties or any of their respective Subsidiaries involving in the aggregate a liability of $7,500,000 or more (calculated after deducting therefrom any amount that will be paid by a recognized protection and indemnity club that is a member of the International Group Agreement or any insurer rated at least B++ by A.M. Best Company, or the equivalent thereof provided by a rating service whose ratings of insurance companies are internationally recognized, or any insurer acceptable to the Lenders if such insurer has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or decree) and such judgments or decrees involving in the aggregate $7,500,000 or more shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (i) Any non-monetary judgment or order shall be rendered against any Loan Party or any of their Subsidiaries that could reasonably be expected to have a Material Adverse Effect, and there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (j) With regard to any Title XI Financing Agreement, (A) any "Payment Default" shall have occurred with respect to any of the Title XI Subsidiaries or CMC; or (B) any Secretary's Notice (as defined in, or by reference in, any Title XI Financing Agreement) shall be issued for any reason; or (C) CMC shall be required pursuant to any stock Subscription Agreement (as defined in, or by reference in, any Title XI Financing Agreement) to purchase any shares of or make any cash advances to any Title XI Subsidiaries in an amount, together with any deposit or pledge amounts described in clause (D) of this subsection, in excess of $5,000,000; or (D) any Title XI Subsidiaries or CMC shall be required to make any deposit into any Title XI Reserve Fund or to make any pledge of cash collateral (whether or not such pledge or deposit is

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

made) or any such deposit or pledge is made, in an amount, together with any subscription or cash advance amounts described in clause (C) of this paragraph
(j), in excess of $5,000,000; or

                  (k) If at any time any Loan Party or their Subsidiaries shall become liable (whether, directly or indirectly, by indemnity or contribution or otherwise) for remediation and/or environmental compliance expenses and/or fines, penalties or other charges which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect; or

                  (l) Section 7 hereof shall cease to be in full force and effect, shall be determined by any court to be void, voidable or unenforceable, or any Loan Party shall assert any defense to any of its obligations under any Loan Document to which it is a party or otherwise contest its liability thereunder, or any such Loan Party shall rescind or revoke (or attempt to rescind or revoke) any of its obligations under any Loan Document, whether with respect to future transactions or otherwise;

                  (m) There shall occur and be continuing an "Event of Default" as defined in any Ship Mortgage;

                  (n) A Change in Control shall occur;

                  (o) The Borrower shall cease to be One Hundred percent (100%) owned by CMC; or

                  (p) Except as otherwise permitted hereunder, the Security Trustee shall cease to have a first-priority perfected security interest in any Collateral.

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the either Loan Party, automatically the entire Loan Balance (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower, declare the entire Loan Balance (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                  (CXCV) GUARANTY

                  (cxcvi) Guaranty The Guarantor hereby irrevocably and unconditionally guarantees to each of the Creditors and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loan made by the Lenders to the Borrower and evidenced by the Notes and all other amounts from time to time owing to the Creditors by the Borrower under this Agreement, under the Notes and under any of the Security Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "CMC Guaranteed Obligations"). The Guarantor hereby further agrees that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the CMC

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

Guaranteed Obligations, the Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the CMC Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                  (cxcvii) Obligations Unconditional. The obligations of the Guarantor under Section 7.01 are absolute, unconditional and irrevocable, irrespective of the value, genuiness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of, or security for, any of the CMC Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 7.2 that the obligations of the Guarantor hereunder shall be absolute, unconditional and irrevocable, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantor hereunder, which shall remain absolute, unconditional and irrevocable as described above:

                  (a) at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the CMC Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                  (b) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

                  (c) the maturity of any of the CMC Guaranteed Obligations shall be accelerated, or any of the CMC Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the CMC Guaranteed Obligations or any security therefor shall be released or exchanged, in whole or in part, or otherwise dealt with; or

                  (d) any lien or security interest granted to, or in favor of, the Security Trustee or any Lender or Lenders as security for any of the CMC Guaranteed Obligations shall fail to be perfected.

The Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Agent, the Security Trustee or any Lender exhaust any right, power or remedy or proceed against the Borrower under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the CMC Guaranteed Obligations.

                           (cxcviii) Reinstatement. The obligations of the
Guarantor under this Section 7 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the CMC Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the CMC Guaranteed Obligations, whether as a result of any Proceedings and the Guarantor agrees that it will indemnify each Creditor on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by such Creditor in connection with such recission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

                           (cxcix) Subrogation. The Guarantor hereby irrevocably
waives, but only until all amounts payable hereunder by the Guarantor to the Creditors (or any of them) have been paid in full, any and all rights to which any of them may be entitled by operation of law or otherwise, upon making any payment hereunder to be subrogated to the rights of the payee against the Borrower with respect to such payment or to be reimbursed, indemnified or exonerated by the Borrower in respect thereof.

                           (cc) Remedies. The Guarantor agrees that, as between
the Guarantor and the Lenders, the obligations of the Borrower under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 6 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 6) for purposes of Section
7.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantor for purposes of Section 7.01.

                           (cci) Instrument for the Payment of Money. The
Guarantor hereby acknowledges that the guarantee in this Section 7 constitutes an instrument for the payment of money, and consents and agrees that any Creditor, at its sole option, in the event of a dispute by the Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

                           (ccii) Continuing Guarantee. The guarantee in this
Section 7 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

                           (CCIII) THE ADMINISTRATIVE AGENT AND THE SECURITY
                                   TRUSTEE

                           (cciv) Authorization and Action. Each Lender hereby
appoints and authorizes the Administrative Agent and the Security Trustee, respectively, to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent and the Security Trustee, respectively, by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that no Agent shall be required to take any action that exposes any of them to personal liability or that is contrary to this Agreement or applicable law. Each Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

                           (ccv) Appointment of Security Trustee. Each of the
Lenders irrevocably appoints, designates and authorizes the Security Trustee to act as security trustee on its behalf with regard to (i) the security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the Lenders or any of them or for the benefit thereof under or pursuant to this Agreement or any of the other Loan Documents (including, without limitation, the benefit of all covenants, undertakings, representations, warranties and obligations given, made or undertaken to any Lender in this Agreement or the other Loan Documents), (ii) all moneys, property and other assets paid or transferred to or vested in any Lender or any agent of any Lender or received or recovered by any Lender or any agent of any Lender pursuant to, or in connection with, this Agreement or the other Loan Documents whether from any Loan Party or any other person and (iii) all money, investments, property and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by any Lender or any agent of any Lender in respect of the same (or any part thereof). The Security Trustee hereby accepts such appointment but shall have no obligations under this Agreement, under the Note or under any of the Security Documents except those expressly set forth herein and therein.

                           (ccvi) Agent's Reliance, Etc. Neither any Agent nor
any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent:
(i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.07; (ii) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with any Loan Document; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party (other than the delivery by the Loan Parties of items purporting to be deliveries by the Loan Parties pursuant to Section 3.01(a)) or to inspect the property (including the books and records) of any Loan Party; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier) believed by it to be genuine and signed or sent by the proper party or parties.

                           (ccvii) Lender Credit Decision. Each Lender
acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on the financial statements referred to in Section
4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                           (ccviii) Indemnification. Each Lender severally
agrees to indemnify the Administrative Agent and the Security Trustee (to the extent not promptly reimbursed by the Borrower) from and against such Lender's ratable share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct as found in a final non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent and the Security Trustee promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, the Loan Documents, to the extent that such Agent is not reimbursed for such expenses by the Borrower. For purposes of this
Section 8.03 the Lenders' respective ratable shares of any amount shall be determined, at any time, according to their ratable share of the Loan Balance at such time. The failure of any Lender to reimburse any Agent promptly upon demand for its ratable share of any amount required to be paid by the Lenders to such Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Agent for such other Lender's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder the agreement and obligations of each Lender contained in this Section 8.03 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

                           (ccix) Successor Agents. The Administrative Agent or
Security Trustee, as the case may be, may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed from such capacity as an Agent at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent or Security Trustee, as the case may be. If no successor Administrative Agent or Security Trustee, as the case may be, shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30

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days after the retiring Agent's giving of notice of resignation or the Majority
Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Administrative Agent or Security Trustee, as the case may be. A successor Agent shall be a Lender, or if no Lender will accept appointment as such successor Agent, the successor Agent shall be an Eligible Assignee and a commercial bank organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Administrative Agent or Security Trustee hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent or Security Trustee, as the case may be, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. If within 45 days after written notice is given of the retiring Agent's resignation or removal under this Section 8.04 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (a) retiring Agent's resignation or removal shall become effective, (b) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (c) the Majority Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time, if any, as Majority Lenders appoint a successor Agent as provided above. After any retiring Agent's resignation or removal hereunder as Administrative Agent or Security Trustee, as the case may be, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Security Trustee, as the case may be, under the Loan Documents.

                           (CCX) MISCELLANEOUS

                           (ccxi) Amendments, Etc. No amendment or waiver of any
provision of any Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders affected by such amendment, waiver or comment, do any of the following: (a) waive any of the conditions specified in
Section 3, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder (provided that any Lender may waive, for itself, the timely payment of any amount owed to it arising from any claim by such Lender in respect of any indemnity obligation of the Borrower to such Lender pursuant to Section 2.08, 2.09 or 2.11), (d) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes or the number of Lenders, that in each case shall be required for the Lenders or any of them to take any action hereunder, (f) reduce or limit the obligations of the Guarantor under
Section 7.01 or otherwise limit the Guarantor's liability with respect to the Obligations owing to the Agents, the Lenders and the Lenders, (g) decrease the Required Percentage or (h) amend this Section 9.01; and provided further that no amendment, waiver or consent shall, unless in writing and signed by each Lender in addition to the Lenders required above to take such action, affect the rights or obligations of the Lenders (in their respective capacities as Lenders) under this Agreement; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Security Trustee, as the case may be, in addition to the Lenders

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

required above to take such action, affect the rights or duties of the Administrative Agent or Security Trustee in its capacity as such Agent, under this Agreement or any Note.

                           (ccxii) Notices, Etc. All notices and other
communications provided for hereunder shall be in writing (including telecopier) and sent by a prepaid nationally recognized overnight courier, telecopied, or delivered, if to the Guarantor, at its address at 155 Grand Avenue, Oakland, California 94612, Attention: Alberto M. Marucco, Vice President and Treasurer; if to the Borrower, c/o the Guarantor at the foregoing address; if to any Lender, at its address set out on Schedule I hereto or as specified in the Assignment and Acceptance pursuant to which it became a Lender; if to the Administrative Agent or Security Trustee, at its address at 200 Park Avenue, New York, NY 10166-0396, Attention: Nikolai Nachamkin; or, as to any Loan Party or any Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, sent by a nationally recognized overnight courier, or telecopied, be effective when deposited in the mails, delivered to such courier, or telecopied, respectively, except that notices and communications to the Administrative Agent pursuant to Sections 2, 3 or 8 shall not be effective until received by the Administrative Agent, as the case may be. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

                           (ccxiii) No Waiver; Remedies. No failure on the part
of any Lender, any Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                           (ccxiv) Costs and Expenses.

                  (a) The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of each Agent in connection with the preparation, execution, delivery, administration, modification and amendment of any Loan Document and the other documents to be delivered hereunder, including, without limitation, (i) all reasonable due diligence, collateral review, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses, (ii) the reasonable fees and expenses of counsel for the Agents with respect thereto and with respect to advising the Agents as to their respective rights and responsibilities under the Loan Documents and (iii) all reasonable expenses (including reasonable fees and expenses of counsel) of the Administrative Agent in connection with any transaction pursuant to Section 9.07(i). The Borrower further agrees to pay on demand all reasonable costs and expenses of the Agents and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Loan Documents and the other documents to be delivered hereunder and thereunder, including, without limitation, reasonable fees and expenses of counsel for each Agent and each Lender in connection with the enforcement of rights under this Section 9.04(a).

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

                  (b) The Borrower agrees to indemnify and hold harmless the Administrative Agent, Security Trustee and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (i) the Loan, the Loan Documents, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Loan or (ii) the actual or alleged presence of Hazardous Materials on any property of the Borrower or any of its Subsidiaries, any Environmental Action relating in any way to the Borrower or any of its Subsidiaries or the violation of or noncompliance with any Environmental Laws applicable to the real property owned or operated (within the meaning of any applicable Environmental Law) by the Borrower or any of its Subsidiaries, or any orders, requirements or demands of Governmental Authorities related thereto, in each case whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrower also agrees not to assert any claim against any Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Loan, the actual or proposed use of the proceeds of the Loan, the Loan Documents or any of the transactions contemplated thereby.

                  (c) If any payment of principal of the Loan Balance is made by the Borrower to or for the account of a Lender other than on the last day of the relevant Interest Period, as a result of a payment pursuant to Sections 2.06 or 2.09, acceleration of the maturity of the Notes pursuant to
Section 6.01 or for any other reason or by an Eligible Assignee to a Lender other than on the last day of the relevant Interest Period upon an assignment of rights and obligations under this Agreement pursuant to Section 9.07 as a result of a demand by the Borrower pursuant to Section 9.07(a) or by addition of an Additional Lender under Section 9.07, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

                  (d) If any Loan Party fails to pay when due any cost, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and Indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender in its sole discretion.

                  (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.08, 2.11 and

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

9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

                           (ccxv) Right of Set-off. Each Lender and each of its
Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note or Notes held by such Lender then due and payable. Each Lender agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to, and not in limitation of, other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.

                           (ccxvi) Binding Effect. This Agreement shall become
effective when it shall have been executed by the Borrower and each Agent and when the Administrative Agent shall have been notified by each Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

                           (ccxvii) Assignments and Participations.

                  (a) Each Lender and each Agent may, with the consent of the Borrower, such consent not to be unreasonably withheld, and each Lender shall if demanded by the Borrower (following a demand by such Lender pursuant to Section 2.08 or 2.11) upon at least 5 Banking Days' notice to such Lender and the Administrative Agent, assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the portion of the Loan Balance and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under and in respect of the Loan, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof up to a maximum of $10,000,000, (iii) except in the case of an assignment of all of a Lender's rights and obligations under this Agreement, the remaining Commitment of the assigning Lender shall in no event be less than $10,000,000, (iv) each such assignment shall be to an Eligible Assignee, (v) each such assignment made as a result of a demand by the Borrower pursuant to this Section 9.07(a) shall be arranged by the Borrower after consultation with the Administrative Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (vi) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this

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Section 9.07(a) unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Loan owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts then due and payable to such Lender under this Agreement and (vii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note subject to such assignment and, other for assignments other than assignments to Affiliates of the assigning Lender, a processing and recordation fee of $2,500; provided further that if such assignment is to an Eligible Assignee which is a direct or indirect wholly owned Subsidiary of any Lender or the controlling corporation of such Lender, no consent of the Borrower shall be required for such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                  (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its respective obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender or Lender, as the case may be.

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

                  (d) The Administrative Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, any Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the forms such assignee is required to deliver pursuant to subsection 2.11(e) and any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Banking Days after its receipt of such notice (or, if later, the effective date of the transfer), the Borrower shall, at the request of the assigning Lender and at its own expense, execute and deliver to the Administrative Agent in exchange for the surrendered Note a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

                  (f) Each Lender may sell participations to one or more banks or other entities (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, each Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder (to the extent such participant would be entitled to share therein), in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

                  (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or

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

participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Lender.

                  (h) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                           (ccxviii) Fraudulent Conveyances; Fraudulent
Transfers. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, in the event that any court or other judicial body of competent jurisdiction determines that legal principles of fraudulent conveyances, fraudulent transfers or similar concepts are applicable in evaluating the enforceability against any Loan Party (for purposes of this Section 9.8 only, references to the defined term "Loan Party" shall be deemed not to include the Borrower) or its assets of this Agreement and that under such principles, this Agreement would not be enforceable against such Loan Party or its assets unless the following provisions of this Section 9.8 had effect, then, the maximum liability of each Loan Party hereunder (the "Maximum Liability Amount") shall be limited so that in no event shall such amount exceed the lesser of (i) the aggregate outstanding principal amount of the Loan and (ii) an amount equal to the aggregate, without double counting, of (a) ninety-five percent (95%) of such Loan Party's Adjusted Net Worth (as hereinafter defined) on the date hereof, or on the date enforcement of this Agreement is sought (the "Determination Date"), whichever is greater and (b) the amount of any Valuable Transfer (as hereinafter defined) to such Loan Party; provided that such Loan Party's liability under this Agreement shall be further limited to the extent, if any, required so that the obligations of such Loan Party under this Agreement shall not be subject to being set aside or annulled under any applicable law relating to fraudulent transfers or fraudulent conveyances. As used herein "Adjusted Net Worth" of the respective Loan Party shall mean, as of any date of determination thereof, an amount equal to the lesser of (a) an amount equal to the excess of (i) the amount of the present fair saleable value of the assets of such Loan Party over (ii) the amount that will be required to pay such Loan Party's probable liability on its then existing debts, including contingent liabilities (exclusive of its contingent liabilities hereunder), as they become absolute and matured, and (b) an amount equal to (i) the excess of the sum of such Loan Party's property at a fair valuation over (ii) the amount of all liabilities of such Loan Party, contingent or otherwise (exclusive of its contingent liabilities hereunder), as such terms are construed in accordance with applicable laws governing determinations of the insolvency of debtors. In determining the Adjusted Net Worth of a Loan Party for purposes of calculating the Maximum Liability Amount for such Loan Party, the liabilities of such Loan Party to be used in such determination pursuant to each clause (ii) of the preceding sentence shall in any event exclude (a) the liability of such Loan Party under this Agreement and (b) the liabilities of such Loan Party subordinated in right of payment to this Agreement. As used herein "Valuable Transfer" shall mean, in respect of such Loan Party, (a) all loans, advances or capital contributions made to such Loan Party with proceeds of the Loan, (b) all debt securities or other obligations of such Loan Party acquired from such Loan Party or retired by such Loan Party with

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

proceeds of the Loan, (c) the fair market value of all property acquired with proceeds of the Loan and transferred, absolutely and not as collateral, to such Loan Party, (d) all equity securities of such Loan Party acquired from such Loan Party with proceeds of the Loan, and (e) the value of any other economic benefits in accordance with applicable laws governing determinations of the insolvency of debtors, in each such case accruing to such Loan Party as a result of the Loan and this Agreement.

                           (ccxix) Certain Changes in GAAP. If the Borrower
defaults in the performance of any of its covenants hereunder as a sole and direct result of a change in GAAP, the Borrower and the Agents shall enter into good faith negotiations with a view towards agreeing upon an amendment to this Agreement (acceptable to the Borrower, the Agents and the Majority Lenders) within thirty days from the date of such change in GAAP, the effect of which amendment is to amend the ratios and amounts contained in such covenants or in the definitions related thereto, as the case may be, and the method of computation thereof, so that the Borrower and the Lenders are in the same position as if such change in GAAP had not occurred. During such thirty-day period of good faith negotiations a default of the type referred to in the preceding sentence shall not constitute a Default or an Event of Default hereunder. Until such amendment shall become effective and in any event if the Borrower, the Agents and the Majority Lenders fail to execute such amendment within such thirty day period of good faith negotiations, all covenant compliance determinations under this Agreement shall, from and after the date of such change in GAAP, continue to be made in accordance with GAAP in effect prior to such change, the Borrower shall provide to the Lenders such information as they may reasonably request to enable them to verify such compliance in accordance with such GAAP and the default referred to in the first sentence of this Section 9.08 shall not constitute a Default or an Event of Default hereunder.

                           (ccxx) Confidentiality. No Agent nor any Lender shall
disclose any Confidential Information to any other Person without the consent of the Borrower, other than (a) to such Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors and, as contemplated by Section 9.07(f), to actual or prospective assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process and (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

                           (ccxxi) Governing Law. This Agreement and the Notes
shall be governed by, and construed in accordance with, the laws of the State of New York.

                           (ccxxii) Execution in Counterparts. This Agreement
may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                           (ccxxiii) Jurisdiction, Etc.

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                  (a)      Each of the parties hereto hereby irrevocably and
unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the Loan Parties hereby agrees that service of summons or other legal process thereon may be effected by serving a copy of the summons or other legal process in any such action or proceeding on by mailing or delivering the same by hand at the address indicated for notices in Section 9.02. The service, as herein provided, of such summons or other legal process in any such action or proceeding shall be deemed personal service and accepted by the Loan Parties as such, and shall be legal and binding upon the Loan Parties for all purposes of any such action or proceeding. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. In the event that any of the Loan Parties shall not be conveniently available for such service, each Loan Party hereby irrevocably appoints the Person who then is the Secretary of the State of New York as its attorney-in-fact and agent. The Loan Parties will advise the Administrative Agent promptly of any change in address for the purpose of service of process. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to any Loan Document in the courts of any jurisdiction.

                  (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document to which it is a party in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                           (CCXXIV) WAIVER OF JURY TRIAL. EACH OF THE LOAN
PARTIES , THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS, THE LOAN OR THE ACTIONS OF ANY AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                       CROWLEY MARINE SERVICES, INC.,
                                       as Borrower

                                       By /s/ Albert M. Marucco
                                          -------------------------------------
                                          Name: Albert M. Marucco
                                          Title: Vice President and Treasurer

                                       CROWLEY MARITIME CORPORATION,
                                       as Guarantor

                                       By /s/ Albert M. Marucco
                                          -------------------------------------
                                          Name: Albert M. Marucco
                                          Title: Vice President and Treasurer

                                       DEN NORSKE BANK ASA,
                                       acting through its New York Branch,
                                       as Administrative Agent, Security Trustee and Lender

                                       By /s/ Barbara Gronquist
                                          -------------------------------------
                                          Name: Barbara Gronquist
                                          Title: Senior Vice President

                                       By /s/ Nikolai A. Nachamkin
                                          -------------------------------------
                                          Name: Nikolai A. Nachamkin
                                          Title: First Vice President

                                       DVB BANK AG
                                       as Lender

                                       By /s/ Gorm Eikemo
                                          -------------------------------------
                                          Name: Gorm Eikemo
                                          Title: Vice President

                                       By /s/ Camila F. Policarpio
                                          -------------------------------------
                                          Name: Camila F. Policarpio
                                          Title:

                                       RBS LOMBARD, INC.
                                       as Lender

                                       By /s/ Michael G. Nawara
                                          -------------------------------------
                                          Name: Michael G. Nawara
                                          Title: Senior Vice President

                                       By
                                         --------------------------------------
                                         Name:
                                         Title:

                                       FORTIS CAPITAL CORP.
                                       as Lender

                                       By /s/ Svein Engh
                                          -------------------------------------
                                          Name: Svein Engh
                                          Title: Managing Director

                                       By /s/ Carl Rasmussen
                                          -------------------------------------
                                          Name: Carl Rasmussen
                                          Title: Vice President

                                       NORDEA BANK NORGE ASA,
                                       GRAND CAYMAN BRANCH
                                       as Lender

                                       By /s/ Hans Chr. Kjelsrud
                                          -------------------------------------
                                          Name: Hans Chr. Kjelsrud
                                          Title: Senior Vice President

                                       By /s/ Alison B. Barber
                                          -------------------------------------
                                          Name: Alison B. Barber
                                          Title: Vice President

                                 AMENDMENT NO. 1
                                       TO

                                 LOAN AGREEMENT
                             DATED DECEMBER 24, 2003
                                 PROVIDING FOR A
                                SECURED TERM LOAN
                              OF UP TO $115,000,000


                         CROWLEY MARINE SERVICES, INC.,
                                  as Borrower,

                                       AND

The Banks and Financial Institutions listed on Schedule 1 to the Loan Agreement, as Lenders

                                       AND

                                DNB NOR BANK ASA,
                       acting through its New York branch,
                  as Administrative Agent and Security Trustee

                                       AND

                          CROWLEY MARITIME CORPORATION,
                                  as Guarantor

                                 March 15, 2004

                        AMENDMENT NO. 1 TO LOAN AGREEMENT


            THIS AMENDMENT NO. 1 TO LOAN AGREEMENT (this "Amendment") is made as of the 15th day of March, 2004 by and among (i) CROWLEY MARINE SERVICES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Borrower"), (ii) CROWLEY MARITIME CORPORATION, a corporation organized and existing under the laws of the State of Delaware, as guarantor (the "Guarantor" and together with the Borrower, the "Loan Parties"), (iii) the banks and financial institutions whose names and addresses are set out in Schedule 1 to the Loan Agreement (together with any assignee pursuant to Section 9.07 of the Loan Agreement, the "Lenders", and each a "Lender"), (iv) DnB NOR Bank ASA (formerly known as Den norske Bank ASA), acting through its New York branch, as administrative agent for the Lenders (in such capacity the "Administrative Agent") and as security trustee for the Lenders (in such capacity the "Security Trustee"), and amends and is supplemental to the Loan Agreement dated December 24, 2003 (the "Loan Agreement") made by and among (1) the Borrower, (2) the Guarantor, (3) the Lenders, (4) the Administrative Agent and (5) the Security Trustee.

                                WITNESSETH THAT:

            WHEREAS, pursuant to the Loan Agreement, the Lenders made available to the Borrower a secured term loan in the amount of up to U.S.$115,000,000 (the "Loan") the proceeds of which were utilized as provided therein;

            WHEREAS, the Loan Parties have requested, and the Lenders have agreed, subject to the terms and conditions herein contained to change the Initial Repayment Date (as defined in the Loan Agreement) to the date which falls on the three month anniversary of the Drawdown Date (as defined in the Loan Agreement).

            NOW, THEREFORE, in consideration of the premises and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, it is hereby agreed as follows:

            1. Definitions. Unless otherwise defined herein, words and expressions defined in the Loan Agreement shall bear the same meanings when used herein.

            2. Representations and Warranties. Each of the Loan Parties hereby reaffirms, as of the date hereof, each and every representation and warranty made thereby in the Loan Agreement, the Note and the Security Documents (updated mutatis mutandis).


            3. No Defaults. Each of the Loan Parties hereby represents and warrants that as of the date hereof there exists no Event of Default or any condition which, with the giving of notice or passage of time, or both, would constitute an Event of Default.


            4. Performance of Covenants. Each of the Loan Parties hereby reaffirms that it has duly performed and observed the covenants and undertakings set forth in the Loan Agreement and the Security Documents to which it is a party, on its part to be performed, and covenants and undertakes to continue to duly perform and observe such covenants and undertakings, as amended hereby, so long as the Loan Agreement shall remain in effect.

            5. Amendment to the Loan Agreement. Subject to the terms and conditions of this Amendment, the Loan Agreement is hereby amended and supplemented as follows:


(a) Section 1.01 is amended as follows

      (i) in the definition of "Initial Repayment Date", the words "Closing Date" shall be deleted and replaced with the words "Drawdown Date";

            6. No Other Amendment. All other terms and conditions of the Loan Agreement shall remain in full force and effect and the Loan Agreement shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

            7. Other Documents. By the execution and delivery of this Amendment, the Loan Parties hereby consent and agree that all references in the Note and the Security Documents to the Loan Agreement shall be deemed to refer to the Loan Agreement as further amended by this Amendment.

            8. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.


            9. Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original but all such counterparts shall constitute but one and the same agreement.

            10. Headings; Amendment. In this Amendment, Section headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Amendment. This agreement cannot be amended other than by written agreement signed by the parties hereto.

                            [Signature pages follow]

            IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment by its duly authorized representative on the day and year first above written.

                                        CROWLEY MARINE SERVICES, INC.,
                                        as Borrower

                                        By /s/ Albert M. Marucco
                                           ---------------------
                                           Name: Albert M. Marucco
                                           Title: Vice President, Treasurer


                                        CROWLEY MARITIME CORPORATION,
                                        as Guarantor

                                        By /s/ Albert M. Marucco
                                           ---------------------
                                           Name: Albert M. Marucco
                                           Title: Vice President, Treasurer


                                        DNB NOR BANK ASA,
                                        acting through its New York Branch,
                                        as Administrative Agent, Security
                                        Trustee and Lender

                                        By /s/ Berit L. Henriksen
                                           ----------------------
                                           Name: Berit L. Henriksen
                                           Title: Executive Vice President and
                                                 General Manager

                                        By /s/ Nikolai A. Nachamkin
                                           ------------------------
                                           Name: Nikolai A. Nachamkin
                                           Title: First Vice President

                                           DVB BANK AG
                                           as  Lender

                                           By/s/ Richard E. Jansen
                                             ---------------------
                                              Name: Richard E. Jansen
                                              Title: Vice President


                                           By /s/ Joseph P. Devoe
                                              -------------------
                                              Name: Joseph P. Devoe
                                              Title: Vice President


                                           RBS LOMBARD, INC.
                                           as  Lender

                                           By /s/ Michael G. Nawara
                                              ---------------------
                                              Name: Michael G. Nawara
                                              Title: Sr. Vice President


                                           FORTIS CAPITAL CORP.
                                           as  Lender

                                           By /s/ Carl Rasmussen
                                              ----------------------
                                              Name: Carl Rasmussen
                                              Title: Vice President

                                           By /s/ Chr. Tobias Backer
                                              ----------------------
                                              Name: Chr. Tobias Backer
                                              Title: Vice President

                                            NORDEA BANK NORGE ASA,
                                            GRAND CAYMAN BRANCH
                                            as  Lender

                                            By /s/ Alison B. Barber
                                               --------------------
                                               Name: Alison B. Barber
                                               Title: Vice President


                                            By /s/ Martin Lunder
                                               --------------------
                                               Name: Martin Lunder
                                               Title: Senior Vice President